UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

ChoicePoint Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ChoicePoint Inc.

1000 Alderman Drive

Alpharetta, Georgia 30005

Dear Shareholders,

It is my pleasure to invite you to attend the 2007 Annual Meeting of Shareholders of ChoicePoint Inc., which will be held at The Peabody Memphis, 149 Union Avenue, Memphis, Tennessee 38103, on Tuesday, May 1, 2007 at 10:00 a.m., local time.

Information concerning the meeting, the nominees for the Board of Directors and other business to be conducted at the meeting is contained in the Notice of Annual Meeting of Shareholders and related Proxy Statement which follow.

It is important that your shares be represented at the meeting in order for the presence of a quorum to be assured and for your vote to be counted. Please return your signed proxy card promptly, whether or not you plan to attend the meeting. You also may vote by telephone or via the Internet by following the instructions on your proxy card. Your vote is very important to ChoicePoint.

We appreciate your support in helping ChoicePoint create a safer, more secure society through the responsible use of information. On behalf of the officers and directors of ChoicePoint, we wish to thank you for your continuing support of ChoicePoint.

DEREK V. SMITH
Chairman and Chief Executive Officer

Alpharetta, Georgia

March 21, 2007

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY OR VOTE BY TELEPHONE OR BY THE INTERNET.

CHOICEPOINT INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 1, 2007

NOTICE IS HEREBY GIVEN that ChoicePoint Inc. will hold the 2007 annual meeting of its shareholders (the “Annual Meeting”) at The Peabody Memphis, 149 Union Avenue, Memphis, Tennessee 38103, on Tuesday, May 1, 2007 at 10:00 a.m. local time, for the following purposes:

(1) To elect three directors for terms expiring in 2008;

(2) To approve an amendment to ChoicePoint’s Articles of Incorporation and Amended and Restated Bylaws to provide for majority voting for directors in uncontested elections;

(3) To approve an amendment to the ChoicePoint Inc. 2006 Omnibus Incentive Plan to increase the number of shares available for grant thereunder from 1,500,000 to 2,700,000 shares;

(4) To ratify the appointment of Deloitte & Touche LLP as ChoicePoint’s independent registered public accountants for the fiscal year ending December 31, 2007; and

(5) To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting. Only ChoicePoint shareholders of record at the close of business on March 16, 2007 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Regardless of whether you plan to attend the Annual Meeting in person, you are urged to vote promptly by dating, signing and returning the enclosed proxy card in the accompanying envelope, or by voting by telephone or via the Internet as instructed on your proxy card.

By Order of the Board of Directors,

DAVID W. DAVIS
Corporate Secretary

Alpharetta, Georgia

March 21, 2007

CHOICEPOINT INC.

1000 Alderman Drive

Alpharetta, Georgia 30005

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be Held May 1, 2007

The 2007 Annual Meeting of Shareholders of ChoicePoint Inc. (“ChoicePoint,” the “Company,” “our,” “we” or “us”) will be held on Tuesday, May 1, 2007, at The Peabody Memphis, 149 Union Avenue, Memphis, Tennessee 38103, beginning promptly at 10:00 a.m., local time (the “Annual Meeting”). Your proxy is being solicited by the ChoicePoint Board of Directors (the “Board of Directors” or “Board”). It is anticipated that this proxy statement and the accompanying proxy card will first be mailed to holders of our common stock on or about March 21, 2007.

ABOUT THE MEETING

Why am I receiving these proxy materials?

You are receiving these proxy materials because you own shares of common stock in ChoicePoint. This proxy statement describes proposals on which we would like you, as a shareholder, to vote. It also gives you information on these proposals so that you can make an informed decision.

When you vote by proxy, you appoint Derek V. Smith, Douglas C. Curling and David W. Davis as your representatives at the Annual Meeting. Messrs. Smith, Curling and Davis will vote your shares, as you have instructed them, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to vote in advance of the Annual Meeting in the event your plans change.

If an issue properly comes up for vote at the Annual Meeting that is not on the proxy card, Messrs. Smith, Curling and Davis will vote your shares, under your proxy, in accordance with their best judgment.

What am I voting on?

You are being asked to vote on:

•	the election of three directors for terms expiring in 2008;

•	approval of amendments to ChoicePoint’s Articles of Incorporation and Amended and Restated Bylaws (“Bylaws”) to provide for majority voting for directors in uncontested elections;

•

approval of an amendment to the ChoicePoint Inc. 2006 Omnibus Incentive Plan (the “2006 Plan”) to increase the number of shares of the Company’s common stock available for grant thereunder from 1,500,000 shares to 2,700,000 shares; and

•	the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2007.

No cumulative voting rights are authorized and dissenters’ rights are not applicable to these matters.

Who is entitled to vote?

Shareholders as of the close of business on March 16, 2007 are entitled to notice of, and to vote at the Annual Meeting. This is referred to as the record date. Each share of ChoicePoint common stock is entitled to one vote.

How do I vote?

You may vote by mail.  You may vote by mail by signing and dating your proxy card or voting instruction form and mailing it in the enclosed, prepaid and addressed envelope.

You may vote by telephone.  You may vote by telephone by calling the toll-free telephone number on your proxy card or voting instruction form on a touch-tone phone. Be sure to have your proxy card or voting instruction form available. Telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on April 30, 2007. If you hold your shares in the name of a bank or broker, your ability to vote by telephone depends on their voting processes. Please follow the directions on your proxy card or voting instruction form carefully.

You may vote by Internet.  If you are a shareholder of record, you may vote by Internet by visiting the Internet site www.investorvote.com. Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on April 30, 2007. If you hold your shares in the name of a bank or broker, your ability to vote by Internet depends on their voting processes. Please follow the directions on your proxy card carefully.

You may also vote in person at the Annual Meeting.  Written ballots will be available to any shareholder as of the record date who wants to vote at the Annual Meeting. If you hold your shares in “street name” (through a broker or other nominee, such as a bank), you must obtain a legal proxy from your bank or broker in order to vote at the Annual Meeting.

How many shares must be present in order to hold the Annual Meeting?

As of March 16, 2007, 75,943,796 shares of common stock were issued and outstanding. Holders of a majority of the outstanding shares as of the record date, equal to 37,971,899 shares, must be either present at the Annual Meeting in person or represented by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with brokers. Please vote all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address for better customer service.

What if I change my mind after I return my proxy?

If you are a shareholder of record, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending written notice to our Corporate Secretary at 1000 Alderman Drive, Alpharetta, Georgia 30005;

•	signing another proxy with a later date;

•	voting again by telephone or Internet; or

•	voting in person at the Annual Meeting.

If you hold your shares in “street name,” you may submit new voting instructions by contacting your bank, stockbroker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

How may I vote for each of the proposals?

With respect to the election of nominees for director, you may:

•	vote FOR the election of each of the three nominees for director;

•	WITHHOLD AUTHORITY to vote for any of the three nominees; or

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominee or nominees.

With respect to the proposals to: (a) approve the amendments to the Articles of Incorporation and Bylaws to provide for majority voting; (b) approve the amendment to the 2006 Plan; and (c) ratify the appointment of Deloitte as ChoicePoint’s independent registered public accountants for the fiscal year ending December 31, 2007, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

How many votes must the nominees for election as director receive to be elected?

If a quorum is present at the Annual Meeting, the nominees that receive the greatest number of affirmative votes of the nominees for terms expiring in 2008, known as a plurality, will be elected to serve as directors. Shares that are not voted and shares for which votes are withheld will not affect the outcome of the election for directors. Withholding authority to vote for a particular nominee will not prevent that nominee from being elected.

What happens if a nominee is unable to stand for election?

The Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee.

How many votes must the approval of the amendments to the Articles of Incorporation and Bylaws to provide for majority voting for directors receive to pass?

The approval of the amendment to the Articles of Incorporation requires the affirmative vote of a majority of shares entitled to vote on the matter. The approval of the amendment to the Bylaws only requires that the number of votes cast favoring the action exceed the number of votes cast opposing the action. However, the amendments to the Articles of Incorporation and the Bylaws are intended to achieve the same purpose of providing majority voting for the Board of Directors. Therefore, the amendment to the Bylaws is being submitted to shareholders contingent on the amendment to the Articles of Incorporation also being approved. Accordingly, the combined proposal to approve both amendments will only be approved if a quorum is present at the Annual Meeting and the proposal receives the affirmative vote of a majority of shares entitled to vote on the matter. Abstentions will have the same effect as a vote against approving this proposal.

How many votes must the approval of the amendment to the 2006 Plan receive to pass?

If a quorum is present at the Annual Meeting, the proposal to approve the amendment to the 2006 Plan must receive the affirmative vote of a majority of the votes cast on this proposal, provided that the total number of votes cast on this matter represents greater than 50% of ChoicePoint’s outstanding shares entitled to vote. Abstentions are counted as votes cast on this proposal and, as a result, have the same effect as a vote against the proposal.

How many votes must the ratification of the appointment of Deloitte as ChoicePoint’s independent registered public accountants receive to pass?

If a quorum is present at the Annual Meeting, the proposal to ratify the appointment of Deloitte as ChoicePoint’s independent registered public accountants for the fiscal year ending December 31, 2007 will be approved if the number of votes cast favoring the action exceeds the number of votes cast opposing the action. Abstentions are neither counted as votes cast for or against this proposal and, as a result, have no effect on the outcome of the vote.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of each of the three named director nominees, FOR the approval of the amendments to the Company’s Articles of Incorporation and Bylaws, FOR the approval of the amendment to the 2006 Plan and FOR the ratification of the appointment of Deloitte as ChoicePoint’s independent registered public accountants for the fiscal year ending December 31, 2007. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in “street name,” your bank or brokerage firm may vote your shares under certain circumstances. These circumstances include certain routine matters, such as the election of directors and the ratification of independent registered public accountants. Therefore, if you do not vote your shares, your bank or brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a bank or brokerage firm votes its customers’ unvoted shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the Annual Meeting.

A bank or brokerage firm cannot vote customers’ shares on non-routine matters such as the amendment to the 2006 Plan without direction from the beneficial owner. Therefore, if your shares are held in street name and you do not vote your shares, your shares will not be voted on non-routine matters. These “broker non-votes” are counted for purposes of establishing a quorum for the Annual Meeting; however, broker non-votes are neither counted as votes cast “for” or “against” a matter presented for shareholder consideration and, as a result, have no effect on the outcome of the vote.

Where do I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish the final results in the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2007. The report will be filed with the Securities and Exchange Commission (the “SEC”), and you will be able to get a copy by contacting our Corporate Secretary at (770) 752-6000, the SEC at (800) SEC-0330 for the location of the nearest public reference room, through our Web site at www.choicepoint.com or the SEC’s EDGAR system at www.sec.gov.

CORPORATE GOVERNANCE

The Board of Directors represents the shareholders’ interests in achieving a successful business and increasing shareholder value in long-term financial returns and has always been committed to the highest level of corporate governance. The Board has a responsibility to its shareholders, employees, customers, and to the communities where it operates, to ensure that the Company operates with the highest professional, ethical, legal and socially responsible standards and to use information responsibly while helping our customers manage economic risks and threats to society.

Director Independence

Since ChoicePoint became a public company, the Board of Directors has been comprised of a majority of independent directors, as currently required by the New York Stock Exchange listing standards. In July 2002, the Board of Directors created the position of lead director, whose primary responsibility is to preside over the regular executive sessions of the Board of Directors in which management directors and other members of management do not participate. The non-management directors elected Charles I. Story as lead director to preside over these executive sessions.

The Board of Directors has affirmatively determined that each of the directors and nominees for director is independent under the New York Stock Exchange listing standards, and the ChoicePoint categorical independence standards, with the exception of Derek V. Smith and Douglas C. Curling, each of whom is considered an inside director because of his employment with the Company. In addition, in 2006 the Board of Directors determined that James M. Denny, who served as a director until his retirement at the 2006 Annual Meeting of Shareholders, was independent under the New York Stock Exchange listing standards and the ChoicePoint categorical independence standards.

Each of our independent directors is affiliated with one or more companies to which ChoicePoint made payments, or from which ChoicePoint received revenue, in 2006. The Board of Directors considered each of these transactions in determining that each of these directors was independent.

The ChoicePoint Board of Directors has adopted the following categorical director independence standards, which are available on the ChoicePoint web site at www.choicepoint.com:

In no event will a director be considered “independent” if:

•	the director was employed by the Company or any of its direct or indirect subsidiaries within the preceding three years;

•	an immediate family member of the director was employed by the Company or any of its direct or indirect subsidiaries as an executive officer within the preceding three years;

•

an immediate family member of the director is a current employee of the Company’s internal or external auditor and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•

the director or any immediate family member received more than $100,000 during any 12-month period within the last three years in direct compensation from the Company or any of its direct or indirect subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (as long as such compensation is not contingent in any way on continued service);

•	the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor;

•	the director is a current employee at a firm that is the Company’s internal or external auditor;

•

the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•

an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or an immediate family member of the director as an executive officer; or

•

the director is or within the last three years was an executive officer or an employee, or an immediate family member of the director is or within the last three years was an executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million, or 2% of the other company’s consolidated gross revenues.

The following relationships will not be considered to be material relationships that would impair a director’s independence:

•

if a director is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of the indebtedness is less than 1% of the total consolidated assets of the indebted company;

•

if a director serves as an executive officer, director or trustee, or an immediate family member of the director serves as an executive officer, of a charitable organization and the Company’s charitable contributions to the organization in any of the last three fiscal years, in the aggregate, are less than 1% of that organization’s latest publicly-available consolidated gross revenues (or annual charitable receipts, if revenue information is not available) or $50,000, whichever is greater; and

•

if a director is a director of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year did not exceed the greater of $1 million or 2% of the other company’s consolidated gross revenues.

Corporate Governance Guidelines

The ChoicePoint Inc. Corporate Governance Guidelines incorporate the practices and policies under which the Board has operated, including the requirement that a majority of directors be outside, independent directors and that the Audit Committee, Management Compensation and Benefits Committee (the “Compensation Committee”) and the Corporate Governance and Nominating Committee be comprised solely of independent directors. Principal topics addressed by the Corporate Governance Guidelines include:

•	Board composition, including Board size, independence of directors, number of independent directors, lead director position and succession planning;

•	Board functions, including executive sessions of non-employee directors, length of Board service, access to management, Board retirement and management development and succession planning; and

•

Board committees, including responsibilities for each committee, nomination and selection of directors, director compensation, board assessment, Chief Executive Officer evaluation and retention of independent advisors.

The Corporate Governance and Nominating Committee periodically reviews and amends the Corporate Governance Guidelines as needed. The Privacy and Public Responsibility Committee, Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee have each adopted a written charter. A copy of each such charter, as well as the ChoicePoint Inc. Code of Conduct, Code of Ethics for Senior Financial Officers and Business Unit Leaders and the Corporate Governance Guidelines may be found on the Company’s Web site at www.choicepoint.com. Copies will be provided to interested parties without charge who request a copy in writing to the Corporate Secretary, ChoicePoint Inc., 1000 Alderman Drive, Alpharetta, Georgia 30005.

Nominees for Director

The Corporate Governance and Nominating Committee will consider nominees recommended by the Board of Directors, management and shareholders. The Corporate Governance and Nominating Committee is authorized to retain third-party executive search firms to identify candidates.

The Corporate Governance and Nominating Committee will consider certain factors when selecting Board candidates, including, but not limited to, the current composition and diversity of skills of the Board, expertise and experience of a director leaving the Board, expertise required for a particular Board committee or if there is a corporate need for specific skills. The Corporate Governance and Nominating Committee seeks the following characteristics when considering a prospective candidate for the Board:

•	A desire to serve on the Board primarily to contribute to the growth and prosperity of ChoicePoint and help create long-term value for its shareholders;

•	Individuals who possess the highest personal and professional ethics, integrity and values;

•

Business or professional knowledge and experience that will contribute to the effectiveness of the Board and the committees of the Board, and will replace, when possible, important attributes possessed by directors who have retired or will retire in the near future;

•	The ability to understand and exercise sound judgment on issues related to the goals of ChoicePoint;

•	A willingness and ability to devote the time and effort required to serve effectively on the Board, including preparation for and attendance at Board and committee meetings;

•

An understanding of the interests of shareholders, customers, employees and the general public, the intention and ability to act in the interests of all shareholders and an understanding of the use of information to help create a safer, more secure society;

•	A position of leadership in his or her field of endeavor which may include business, government, community or education; and

•

Free of interests or affiliations that could give rise to a biased approach to directorship responsibilities and/or a conflict of interest, and free of any material business relationship with ChoicePoint except for the employment relationship of an inside director.

The Corporate Governance and Nominating Committee will identify a specific area of business expertise that will best benefit the Company and based on this determination, and the criteria required for potential nominees, candidates possessing the targeted skills and requirements will be identified. Once a prospective nominee has been identified, the Chairman of the Board will initiate discussions with a prospective candidate and make appropriate recommendations to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider the qualifications of the potential candidate and make a recommendation to the full Board. Candidates are subject to ChoicePoint’s background screening process.

Any shareholder who wishes to recommend a prospective candidate for the Board of Directors for consideration by the Corporate Governance and Nominating Committee may do so by submitting in writing the nominee’s name and qualifications in accordance with the Bylaws to the following address: ChoicePoint Inc., 1000 Alderman Drive, Alpharetta, Georgia 30005, Attn: Corporate Secretary. The Corporate Governance and Nominating Committee evaluates nominees in the same manner, regardless of whether the nominee was recommended by a shareholder, a director or the Corporate Governance and Nominating Committee.

Communications with Directors

Shareholders and other interested parties wishing to communicate with the Board of Directors, any of its committees, the director selected to preside over meetings of the non-employee directors, the non-employee directors as a group or one or more individual directors regarding relevant business issues or who wish to make concerns regarding ChoicePoint should send all written communications to: ChoicePoint Inc., 1000 Alderman Drive, Alpharetta, Georgia 30005, Attn: Corporate Secretary. Written correspondence will be forwarded to the appropriate directors.

Board Meetings and Committees

The Board of Directors met six times during 2006. The Board of Directors has established several standing committees, which met at various intervals as indicated below. All directors attended at least 75% of the meetings of the Board of Directors and the various committees of which they were members. The Company has not adopted a formal policy regarding Board members’ attendance at the Company’s annual shareholder meetings; however, the Company encourages all Board members to attend the annual shareholder meetings. Each of the Company’s directors attended the 2006 Annual Meeting of Shareholders.

Executive Committee

The members of the Executive Committee are Messrs. Smith (Chairman), Langone, Murray and Story. The Executive Committee did not meet, but took action by written consent, five times during 2006. This committee is authorized to exercise the powers of the Board of Directors in the management of all of the affairs of ChoicePoint during the intervals between Board of Directors meetings, subject to the Board of Directors’ direction and certain statutory limitations.

Management Compensation and Benefits Committee

The members of the Compensation Committee are Messrs. Murray (Chairman) and McCoy and Ms. Szostak. The Compensation Committee met twice during 2006 and took action by written consent five times. This committee is responsible for all decisions regarding compensation of the Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated executive officers (collectively, the “Named Executive Officers”) and incentive compensation awards for ChoicePoint’s restricted employees as defined in the 2006 Plan. The Compensation Committee is also responsible for establishing and approving compensation policies, management incentive compensation plans and other material benefit plans. In administering the incentive plans, the Compensation Committee delegates authority for day-to-day administration and interpretation of the plans, including selection of non-elected officer participants, determination of award levels for such participants (within plan parameters and subject to an approximate aggregate range of such awards authorized by the Compensation Committee), and approval of award documents, to elected officers of the Company. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the Company’s elected officers. For a discussion of the Company’s process and procedures for the consideration and determination of executive compensation, including the role of executive officers in determining or recommending the amount or form of executive compensation, please see “Compensation Discussion and Analysis.” In 2006, the Compensation Committee engaged Mercer Human Resources Consulting, Inc. to review existing employment agreements and an employment agreement template and recommend terms and conditions for the renewal of existing employment agreements and for use of the template for new agreements.

The Board has affirmatively determined that all members of the Compensation Committee are independent under the New York Stock Exchange listing standards.

Audit Committee

The members of the Audit Committee are Messrs. McCoy (Chairman) and Story and Ms. Conley. The Audit Committee met seven times during 2006. This committee is responsible for reviewing and recommending to the Board of Directors the engagement or discharge of the Company’s independent registered public accountants, reviewing with independent registered public accountants the scope, plan for and results of the audit engagement, reviewing the scope and results of ChoicePoint’s internal audit department, reviewing the adequacy of ChoicePoint’s system of internal accounting controls, reviewing the status of material litigation and corporate compliance, overseeing the information security program and any other matters the Audit Committee deems appropriate. The Board of Directors has determined that each member is qualified as an Audit Committee Financial Expert, within the meaning of SEC regulations, and possesses related financial management expertise, within the meaning of the listing standards of the New York Stock Exchange. The Board has affirmatively determined that all members of the Audit Committee are independent under the New York Stock Exchange listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has established the Audit Committee in accordance with Rule 10A-3 promulgated under the Exchange Act.

Privacy and Public Responsibility Committee

The members of the Privacy and Public Responsibility Committee are Dr. Hamre (Chairman) and Messrs. Curling and Robinson. The Privacy and Public Responsibility Committee met twice in 2006. This committee is responsible for reviewing and monitoring legislation, recommending policies to the Board of Directors as to privacy matters affecting ChoicePoint and overseeing the discharge of duties by the Company’s Office of Credentialing, Compliance and Privacy, as well as monitoring and evaluating the Company’s corporate citizenship programs and activities for the support of charitable, political and educational organizations, and community and government relations.

Corporate Governance and Nominating Committee

The members of the Corporate Governance and Nominating Committee are Messrs. Langone (Chairman), McCoy and Murray, Dr. Hamre and Ms. Szostak. The Corporate Governance and Nominating Committee met twice during 2006. This committee is responsible for identifying corporate governance issues, creating corporate governance policies, identifying and recommending potential candidates for election to the Board of Directors. In addition, the Corporate Governance and Nominating Committee periodically reviews the amount and form of director compensation. The Board has affirmatively determined that all members of the Corporate Governance and Nominating Committee are independent under the New York Stock Exchange listing standards.

Compensation Committee Interlocks and Insider Participation

Prior to the 2006 Annual Meeting of Shareholders, the members of the Compensation Committee were Messrs. Murray (Chairman) and McCoy and Dr. Hamre. Since the 2006 Annual Meeting of Shareholders, the Compensation Committee has been comprised of Messrs. Murray (Chairman) and McCoy and Ms. Szostak. None of the members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. None of ChoicePoint’s executive officers currently serve on the Compensation Committee or Board of Directors of any other company of which any member of the Company’s Compensation Committee or Board of Directors is an executive officer.

PROPOSAL NO. 1—ELECTION OF CHOICEPOINT DIRECTORS

The Board of Directors has currently fixed the number of ChoicePoint directors at ten. In 2006, shareholders approved amendments to the Articles of Incorporation and the Bylaws to eliminate the classified board structure. The amendments did not shorten the term of any Board member, and the current slate of directors will continue to serve for their elected terms. If elected at the Annual Meeting, the class of directors whose terms expire in 2007 will serve a one-year term. Thereafter, upon expiration of each director’s term, he or she will be elected on an annual basis and the Board will be fully declassified in 2009.

The terms of Ray M. Robinson, Derek V. Smith and M. Anne Szostak will expire at the Annual Meeting and each will stand for reelection. The Board of Directors has nominated Messrs. Robinson and Smith and Ms. Szostak to stand for reelection at the Annual Meeting.

Each nominee is currently a director of ChoicePoint, and each nominee has consented to serve as a director if elected. If elected, the nominees will serve for the terms indicated and until their successors are elected and qualified. If any nominee for director shall be unable to serve, the persons named in the proxy may vote for a substitute nominee.

There are no family relationships between any director, person nominated to be a director or any executive officer of ChoicePoint or its subsidiaries.

Set forth below is information about the director nominees and about the incumbent directors whose terms will expire in 2008 and 2009.

Nominees for Terms Expiring in 2008

Ray M. Robinson, 59, has served as a director of ChoicePoint since December 2004. Mr. Robinson has served as Vice Chairman of the East Lake Community Foundation since 2005 and served as its Chairman from 2003 to 2005. He is the President Emeritus of Atlanta’s East Lake Golf Club and served as its President from 2003 to January 2006. He was President of the Southern Region of AT&T Corporation from 1996 until his retirement in May 2003. Mr. Robinson currently serves as a director of Aaron Rents, Inc., a provider of rental, lease ownership and specialty retailing of consumer electronics, residential and office furniture and appliances, Acuity Brands, Inc., a producer of lighting equipment and specialty products, Avnet, Inc., a distributor of electronic components, enterprise network and computer equipment and embedded subsystems, AMR Corporation, a passenger airlines company, and Citizens Bancshares Corporation, the holding company for Citizens Trust Bank.

Derek V. Smith, 52, is the Chairman and Chief Executive Officer of the Company. Mr. Smith has served as Chairman of the Board since May 1999 and as Chief Executive Officer and a director of the Company since May 1997. He also served as President of the Company from May 1997 until April 2002.

M. Anne Szostak, 56, has served as a director of ChoicePoint since December 2005. She has served as President and Chief Executive Officer of Szostak Partners, LLC, a consulting firm that advises businesses on strategic and human resources issues, since 2004. From 1994 to 2004, she served as Executive Vice President and Corporate Director of Human Resources of FleetBoston Financial Corporation and served in a variety of executive positions with FleetBoston Financial Corporation since 1973. Ms. Szostak also serves as a director of Tupperware Brands Corporation, a manufacturer of food storage, preparation and serving items, Spherion Corporation, a provider of temporary staffing, managed services and permanent placement services, and Belo Corp, a media company.

Incumbent Directors Whose Terms Expire in 2008

Dr. John J. Hamre, 56, has served as a director of ChoicePoint since May 2002. Dr. Hamre has served as President and Chief Executive Officer of the Center for Strategic and International Studies, a non-partisan, non-profit research institute, since April 2000. Dr. Hamre served as U.S. Deputy Secretary of Defense from 1997 until 2000 and as Comptroller under the Secretary of Defense from 1993 to 1997. Dr. Hamre received his Ph.D., with distinction, in 1978 from the School of Advanced International Studies, Johns Hopkins University. He serves as a director of ITT Industries, Inc., a manufacturer of engineering products, SAIC, Inc., a leading provider of scientific, engineering, systems integration and technical services and solutions, MITRE Corporation, a federally-chartered research and engineering organization providing technical services to the federal government, and also serves as an advisory board member for several organizations.

John B. McCoy, 63, has served as a director of ChoicePoint since December 2003. He served as Chairman of the Board of Bank One Corporation, a bank holding company, from 1987 to 1998 and as its Chief Executive Officer from 1984 to 1999. From June 2000 to December 2003, he served as Chairman of Corillian Corporation, a provider of online banking and software services. Mr. McCoy currently serves as a director of AT&T Inc., a telecommunications service provider, and Cardinal Health, Inc., a provider of health care services.

Terrence Murray, 67, has served as a director of ChoicePoint since May 2002. He served as Chairman of the Board of FleetBoston Financial Corporation, a diversified financial services company, from 2001 to 2002 and served as Chairman, President and Chief Executive Officer from 1982 through 2001, except in 1988, when he served only as President and from 2000 to 2001, when he served as Chairman and Chief Executive Officer. He serves as a director of A.T. Cross Company, a producer of writing instruments and CVS Corporation, a retail drugstore chain.

Incumbent Directors Whose Terms Expire in 2009

E. Renae Conley, 49, has served as a director of ChoicePoint since April 2006. Ms. Conley has served as President and Chief Executive Officer of Entergy Louisiana, LLC and of Entergy Gulf States, Inc.—Louisiana, since 2000, where she is responsible for the companies’ electric distribution system, natural gas distribution operations, regulatory and governmental affairs, customer service, economic development programs and financial performance.

Douglas C. Curling, 52, has served as a director of ChoicePoint since May 2000. He has served as the Company’s President since April 2002 and as Chief Operating Officer since May 1999. He served as Chief Operating Officer and Treasurer from May 1999 to May 2000 and served as Executive Vice President, Chief Financial Officer and Treasurer of the Company from 1997 until May 1999.

Kenneth G. Langone, 71, has served as a director of ChoicePoint since May 2000. Mr. Langone has served as Chairman, President and Chief Executive Officer of Invemed Associates LLC, an investment banking and brokerage firm, since 1974. He also serves as a director of The Home Depot, Inc., a home improvement retailer, Unifi, Inc., a producer of textile yarns, YUM! Brands, Inc., a food services company, and several private corporations.

Charles I. Story, 52, has served as a director of ChoicePoint since June 1997. He has served as President of ECS Group, Inc., a provider of business consulting services for executive talent development, since January 2005. He served as President and CEO of INROADS, Inc., an international non-profit training and development organization, from January 1993 until October 2005. He also serves as a director of Briggs & Stratton Corporation, a producer of gasoline engines, and as an advisory director to Regions Bank.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. ROBINSON AND SMITH AND MS. SZOSTAK AS DIRECTORS TO HOLD OFFICE UNTIL THE 2008 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

PROPOSAL NO. 2—AMENDMENTS TO THE ARTICLES OF INCORPORATION AND TO THE

BYLAWS TO PROVIDE FOR MAJORITY VOTING FOR DIRECTORS

ChoicePoint continues to strive to enhance its corporate governance practices, as evidenced by the Board of Directors’ decisions in 2006 to terminate the Shareholder Rights Plan and to request shareholder approval to declassify the Board. The Board, in its continuing review and consideration of emerging corporate governance issues, has determined that it is in the best interests of the Company and its shareholders to amend the Company’s Articles of Incorporation and Bylaws to allow for majority voting in uncontested elections of directors.

Currently, directors are elected by a plurality vote. Under a plurality voting standard, nominees for director receiving the most “for” votes are elected and votes that are not cast and votes cast to withhold authority to vote on the proposal have no impact. Many shareholder proponents believe plurality voting does not adequately permit shareholders to have a true voice in the election of directors. Under the majority voting standard provided for in the proposed amendments, the number of “for” votes cast in favor of a director nominee must be greater than the number of “against” votes received by the director nominee in an uncontested election. The amendments also provide that if an incumbent director is not reelected, the director shall offer to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the director’s offer to tender his or her resignation, or whether other action should be taken. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the Annual Meeting election results. The director who offers to tender his or her resignation will not participate in the Board’s decision. If the failure of a nominee to be elected at the annual meeting results in a vacancy on the Board, that vacancy can be filled by action of the Board. In the event of a contested election, a plurality voting standard will apply to guard against a failed election contest in which no candidate receives a majority of “for” votes.

The Board adopted, subject to shareholder approval, an amendment to Section 2.3 of the Bylaws to change the standard for the election of Directors in uncontested elections from a plurality voting standard to a majority voting standard. The amendment to the Bylaws will become effective upon approval of the amendment of Article III of the Articles of Incorporation. If approved by our shareholders, the amendment to the Articles of Incorporation will become effective upon the filing of the Articles of Amendment with the Georgia Secretary of State. ChoicePoint would make such filing promptly after the Annual Meeting. The new majority vote standard would be applicable to the election of directors at the 2008 Annual Meeting of Shareholders, unless such election is a contested election. The specific language of the proposed amendments to the Articles of Incorporation and Bylaws are set forth below.

Article III of the Articles of Incorporation would be amended by deleting it in its entirety, and by replacing it with the following:

Except as otherwise provided in these Articles of Incorporation or pursuant to the terms of any authorized series of Preferred Stock or by action of the Board of Directors pursuant to the Georgia Business Corporation Code, the vote required for shareholder action on all matters shall be the minimum vote required by the Georgia Business Corporation Code.

Each director nominee shall be elected to the Board of Directors by a vote of the majority of the votes cast with respect to that director nominee’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the director nominees shall be elected by a plurality of the votes cast. For purposes of this Article III, “a majority of the votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee.

If an incumbent director is not elected by a majority of votes cast (unless, pursuant to the immediately preceding paragraph, the director election standard is a plurality), the incumbent director shall promptly offer to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee will make a recommendation to the Board of Directors on whether to accept or reject the director’s offer to tender his or her resignation, or whether other action should be taken. The Board of Directors will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. An incumbent director who offers to tender his or her resignation will not participate in the Corporate Governance and Nominating Committee’s or the Board of Directors’ recommendation or decision, or any deliberations related thereto. An incumbent director who has offered to tender his or her resignation pursuant to this Article III shall promptly tender such resignation upon the Board of Directors’ acceptance of such offer. References to the Corporate Governance and Nominating Committee shall include any successor committee.

If a director’s resignation is accepted by the Board of Directors pursuant to this Article III, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section (a)(3) of Article IV of these Articles of Incorporation or may decrease the size of the Board of Directors pursuant to Section (a)(1) of Article IV of these Articles of Incorporation.

Section 2.3 of the Bylaws would be amended by deleting it in its entirety, and by replacing it with the following:

2.3 Each director nominee shall be elected to the Board of Directors by a vote of the majority of the votes cast with respect to that director nominee’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the director nominees shall be elected by a plurality of the votes cast. For purposes of this Section 2.3, “a majority of the votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee.

If an incumbent director is not elected by a majority of votes cast (unless, pursuant to the immediately preceding paragraph, the director election standard is a plurality), the incumbent director shall promptly offer to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating

Committee will make a recommendation to the Board of Directors on whether to accept or reject the director’s offer to tender his or her resignation, or whether other action should be taken. The Board of Directors will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. An incumbent director who offers to tender his or her resignation will not participate in the Corporate Governance and Nominating Committee’s or the Board of Directors’ recommendation or decision, or any deliberations related thereto. An incumbent director who has offered to tender his or her resignation pursuant to this Section 2.3 shall promptly tender such resignation upon the Board of Directors’ acceptance of such offer. References to the Corporate Governance and Nominating Committee shall include any successor committee.

If a director’s resignation is accepted by the Board of Directors pursuant to this Section 2.3, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 2.4 or may decrease the size of the Board of Directors pursuant to Section 2.2.

If this proposal is not approved, pursuant to the Company’s current Articles of Incorporation and Bylaws, directors will continue to be elected by plurality voting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO THE ARTICLES OF INCORPORATION AND THE BYLAWS TO PROVIDE FOR MAJORITY VOTING FOR DIRECTORS.

CHOICEPOINT SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects information, as of February 28, 2007, with respect to the beneficial ownership of ChoicePoint common stock by (1) persons known to ChoicePoint to be the beneficial owners of more than five percent of the ChoicePoint common stock in accordance with Section 13(d) of the Exchange Act; (2) each of the executive officers of ChoicePoint named in the summary compensation table which follows; (3) each director and director nominee of ChoicePoint; and (4) all of the directors, director nominees and executive officers of ChoicePoint as a group. Share ownership information represents those shares as to which the individual holds sole voting and investment power, except as otherwise indicated. After giving effect to ChoicePoint share repurchases executed as of February 28, 2007, the number of outstanding shares of ChoicePoint common stock as of such date was 76,340,534.

Name and Address	Number of Shares (1)		Percent of Class (%)
Baron Capital Group, Inc BAMCO, Inc. Baron Capital Management, Inc. Baron Asset Fund Ronald Baron 767 Fifth Avenue New York, NY 10153	9,214,516	(2)	12.1
Oppenheimer Capital LLC 1345 Avenue of the Americas, 49th Floor New York, NY 10105	5,310,683	(3)	7.0
Capital Research and Management Company American Funds Insurance Series—Growth Funds 333 South Hope Street Los Angeles, CA 90071	5,175,000	(4)	6.8
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	4,262,101	(5)	5.6
E. Renae Conley	3,000		*
Douglas C. Curling	1,019,944	(6)	1.3
John J. Hamre	12,250		*
Kenneth G. Langone	1,970,011	(7)	2.6
David T. Lee	547,362		*
John B. McCoy	7,000	(8)	*
Terrence Murray	12,250		*
Ray M. Robinson	2,000		*
Derek V. Smith	2,980,818	(9)	3.8
Charles I. Story	51,244		*
Steven W. Surbaugh	328,590	(10)	*
M. Anne Szostak	3,000		*
David E. Trine	137,446		*
All Executive Officers, Directors, and Nominees as a Group (17 persons)	7,259,192		9.1

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of ChoicePoint common stock.
(1)	Includes shares issuable pursuant to stock options exercisable on February 28, 2007, or within 60 days thereafter, as follows: Mr. Curling—837,470 shares; Dr. Hamre—11,666 shares; Mr. Langone—24,332 shares; Mr. Lee—344,230 shares; Mr. Murray—11,666 shares; Mr. Smith—1,997,564 shares; Mr. Story—48,332 shares; Mr. Surbaugh—120,000 shares and Mr. Surbaugh’s spouse—100,000 shares; Mr. Trine—79,995 shares and other executive officers—104,551 shares.

(2)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2007 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund and Ronald Baron. According to the Schedule 13G/A, Baron Capital Group, Inc. has sole voting power and sole dispositive power covering 150,000 shares and shared voting power for 8,704,016 shares and shared dispositive power covering 9,064,516 shares. BAMCO, Inc. has shared voting power covering 8,302,600 shares and shared dispositive power covering 8,619,700 shares. Baron Capital Management, Inc. has sole voting and sole dispositive power covering 150,000 shares, shared voting power covering 401,416 shares and shared dispositive power covering 444,816 shares. Baron Asset Fund has shared voting and dispositive power covering 3,700,000 shares and Ronald Baron has sole voting power and sole dispositive power covering 150,000 shares, shared voting power covering 8,704,016 shares and shared dispositive power covering 9,064,516 shares.
(3)	This information is based on a Schedule 13G filed with the SEC on February 9, 2007 by Oppenheimer Capital LLC (“Oppenheimer”). According to the Schedule 13G, Oppenheimer has sole voting power covering 1,594,848 shares and sole dispositive power covering 5,310,683 shares.
(4)	This information is based on a Schedule 13G filed with the SEC on February 12, 2007 by Capital Research and Management Company (“Capital Research”) and American Funds Insurance Series—Growth Fund (“American Funds”). According to the Schedule 13G, Capital Research has sole voting power covering 1,175,000 shares and sole dispositive power covering 5,175,000 shares, and American Funds has no voting power or dispositive power with respect to any such shares.
(5)	This information is based on a Schedule 13G/A filed with the SEC on February 13, 2007 by T. Rowe Price Associates, Inc. (“Price Associates”). According to the Schedule 13G/A, Price Associates has sole voting power covering 945,148 shares and sole dispositive power covering 4,262,101 shares, which are owned by various individual and institutional investors, for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(6)	Includes 19,270 shares held in a trust and 5,983 shares held in custodial accounts for his children. Excludes 50,000 shares of restricted stock granted under the 1997 Omnibus Stock Incentive Plan, the receipt of which the officer has elected to defer under the ChoicePoint Inc. Deferred Compensation Plan No. 2, 25,000 deferred shares issued under the 1997 Omnibus Stock Incentive Plan, 75,000 deferred shares issued under the 2003 Omnibus Incentive Plan and a contribution, equivalent to 39,000 shares, to his account under the ChoicePoint Inc. Deferred Compensation Plan.
(7)	Includes 971,553 shares owned by Invemed Securities, Inc. and 209 shares owned by his wife. Mr. Langone is Chairman of Invemed Securities, Inc. Includes 740,000 shares owned directly by Mr. Langone that are held in a margin account.
(8)	Includes 4,000 shares held in a family trust.
(9)	Includes 400 shares owned by his wife and 37,917 shares held in trusts for his children. Excludes 100,000 shares of restricted stock granted under the 1997 Omnibus Stock Incentive Plan, the receipt of which the officer has elected to defer under the ChoicePoint Deferred Compensation Plan No. 2, 50,000 deferred shares issued under the 1997 Omnibus Stock Incentive Plan, 150,000 deferred shares issued under the 2003 Omnibus Incentive Plan and a contribution, equivalent to 78,000 shares, to his account under the ChoicePoint Inc. Deferred Compensation Plan.
(10)	Includes 13,333 shares owned by his wife, 6,000 shares held in trusts for his daughters and 27 shares owned by his daughter.

The Board of Directors’ alignment with the Company’s shareholders is further demonstrated by the number of common share equivalents and share equivalent units denominated in the Company’s common stock held by each director. While these equity holdings are not reflected in the table set forth above, they represent a significant interest as follows: Ms. Conley—89.80 common share equivalents and 3,773 share equivalent units; Dr. Hamre—6,310.27 common share equivalents and 8,908 share equivalent units; Mr. Langone—8,908 share equivalent units; Mr. McCoy—4,629.88 common share equivalents and 9,958 share equivalent units; Mr. Murray—8,908 share equivalent units; Mr. Robinson—2,533.92 common share equivalents and 6,975 share equivalent units; Mr. Story—2,991.71 common share equivalents and 8,908 share equivalent units; and Ms. Szostak—3,801 share equivalent units.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation objectives and policies and the material elements of compensation provided to our Named Executive Officers. This discussion should be read together with the compensation tables and related disclosures set forth below and elsewhere in this proxy statement.

Introduction

We seek to provide competitive compensation for our executive officers that attracts and retains qualified executives, rewards individual achievement and aligns the financial interests of our executives with those of our shareholders. We use a combination of base salary, annual cash incentives, long-term equity incentives and broad-based benefits programs to achieve these objectives. We place significant emphasis on pay for performance-based incentive compensation programs, which reward our executives when company and individual goals are achieved or when our stock price appreciates.

The Compensation Committee is responsible for decisions regarding the compensation of our Named Executive Officers and for establishing and administering our compensation and benefit policies and practices for the Named Executive Officers, including the administration of the stock incentive plans. The Compensation Committee is appointed by our Board of Directors, and is composed entirely of independent directors. For more information about the Compensation Committee, please refer to the discussion on our Board Committees under the heading “Corporate Governance—Management Compensation and Benefits Committee.”

Named Executive Officers

This discussion and the tables that follow focus on the compensation provided to our Named Executive Officers for 2006. This group includes our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers determined in accordance with the rules and regulations of the SEC. The following individuals are the Named Executive Officers for 2006:

•	Derek V. Smith, Chairman and Chief Executive Officer (also referred to here as “CEO” or “Mr. Smith”)

•	Douglas C. Curling, President and Chief Operating Officer (also referred to here as “COO” or “Mr. Curling”)

•	David T. Lee, Executive Vice President and Chief Business Officer (also referred to here as “Chief Business Officer” or “Mr. Lee”)

•	Steven W. Surbaugh, Executive Vice President and Chief Administrative Officer (also referred to here as “Chief Administrative Officer” or “Mr. Surbaugh”)

•	David E. Trine, Chief Financial Officer (also referred to here as “CFO” or “Mr. Trine”)

Compensation Objectives and Policies

Our compensation policies for our Named Executive Officers are designed to meet the following key objectives:

•	Attract and retain qualified executives;

•	Encourage and reward corporate and individual achievement;

•	Enhance our financial performance, and thus shareholder value, by significantly aligning the financial interests of our executives with those of our shareholders; and

•	Coordinate performance goals among the executives to foster a shared commitment to achieving such goals.

To accomplish these objectives, the 2006 executive compensation program was comprised of base salary, an annual performance-based variable cash incentive, long-term equity incentive compensation, other benefits intended to provide competitive capital accumulation opportunities and health, welfare and other fringe benefits. Each element of pay is designed to support our compensation objectives as follows:

•	Base salaries are designed to attract qualified executives and to reward the executive for individual performance;

•

Annual cash incentives are used to reward the executive for our achievement of pre-determined business criteria which the Compensation Committee selects annually. In certain circumstances, the Compensation Committee may use discretionary annual cash incentives to recognize individual achievement outside the context of pre-determined business criteria;

•

Long-term equity incentives are designed to retain key executive talent, align the interests of executive officers with those of shareholders, and reward executives for increased shareholder value and improved financial performance; and

•

Benefits and perquisites are designed to assist in attracting and retaining key executive talent, enable executive officers to operate more effectively, and make us competitive in the marketplace for recruiting executive talent.

Stock ownership guidelines (discussed later in “—Stock Ownership Guidelines”) are used to further ensure alignment of the interests of our executives with those of our shareholders by requiring our executives to be significant shareholders. The Compensation Committee’s philosophy regarding the amount of equity granted to all our employees in any fiscal year is to limit the aggregate number of equity-based grants made from our Omnibus Incentive Plans (1997, 2003 and 2006) to not more than 2% of our outstanding shares, as calculated at the beginning of our fiscal year. The philosophy also limits the aggregate amount of equity-based grants awarded to our CEO and COO in any fiscal year to not more than 15% of the total equity grants in that year.

Process and Considerations of the Compensation Committee

The Compensation Committee determines executive pay based on its analysis of a competitive range of pay, which for 2006 was derived from the knowledge and experience of its members. When evaluating executive compensation, the Compensation Committee considers our needs and the characteristics of each executive position, as well as the executives’ specific responsibilities, performance, potential and industry and organizational experience.

We seek to compensate our executives at a level that is warranted by executive and company performance, and we have sought to generally target executive base salaries at or above estimated median market levels. Total compensation opportunities, such as cash bonuses and equity awards, provide upside potential for those executives who supply leadership resulting in superior financial performance and/or exhibit superior personal performance. No market assessment of our executive compensation program was performed by compensation consultants in 2006.

Generally in the beginning of each year, the Compensation Committee sets the performance measures and goals for both the annual and long-term incentive award plans. The Compensation Committee retains discretion to revise these goals and measures during the performance period to take into account non-recurring or extraordinary events that have impacted performance for the period, except where such action would be the only factor to result in the disqualification of the executive’s compensation from the exemption under Section 162(m) of the Internal Revenue Code, or “IRC.” The Compensation Committee determines the annual base salary levels for our Named Executive Officers, as well as the opportunities under the annual and long-term incentive awards for these executives and the level of payout under these programs.

In determining the maximum number of shares which constitute an award of long-term equity under the stock incentive plans, the Compensation Committee uses no specific formula. It bases its decisions upon such factors as individual contribution to corporate performance, market practices and recommendations of the CEO.

The Compensation Committee has a “forward-looking” approach in setting both performance expectations and compensation levels/opportunities for the Named Executive Officers. In view of our strong emphasis on performance-based compensation, the Compensation Committee does not explicitly set future award levels/opportunities on the basis of what the Named Executive Officers have actually earned from prior awards. The Compensation Committee does consider past awards, and the performance conditions and achievements associated with those awards, to provide a frame of reference as it makes determinations for future compensation levels/opportunities.

Role of Executive Officers

Annually, our CEO presents the results of our financial performance to the Board and reviews with the Compensation Committee the performance of individual executives. The CEO and COO make recommendations to the Compensation Committee regarding merit based salary increases, annual cash incentives and long-term equity incentive awards for the other Named Executive Officers. The CEO also makes recommendations to the Compensation Committee regarding increases to his own compensation and the compensation of the COO.

Role of Compensation Consultants

From time to time, the Compensation Committee will engage compensation consultants to evaluate our executive compensation program, either in aggregate or on specific aspects of compensation. Such evaluation assists the Compensation Committee in determining whether the executive officers are provided effective and competitive base salaries and variable performance-based incentives that reward superior executive performance. Compensation consultants have not performed an assessment of compensation practices at our peer companies since 2004. However, compensation consultants have been engaged since 2004 on specific projects that do not involve the review of peer company practices. See “Corporate Governance—Management Compensation and Benefits Committee.”

Elements of Executive Compensation

Base Salary

The Compensation Committee reviews base salaries for our Named Executive Officers annually. In determining appropriate base salary levels for the executives, the Compensation Committee primarily bases its decisions on the following factors:

•	Responsibilities of the executive;

•	Analysis of the executive’s performance for the prior year related to pre-determined criteria; and

•	Internal equity among the Named Executive Officers.

Performance criteria are established for the Named Executive Officers as follows: (1) for the CEO by the Compensation Committee, (2) for the COO by the CEO, and (3) for the other Named Executive Officers by the CEO and COO. Such criteria are often subjective and are typically closely tied to the collective results for which the executives have direct responsibility. An executive’s achievement of these performance criteria, along with increases in the scope of the executive’s responsibilities, are factors considered by the Compensation Committee in its determination of executive base salaries from year to year. Executive base salaries are not formally tied to measures of corporate financial performance, although such measures are considered.

As discussed above, the Compensation Committee has a policy of engaging compensation consultants from time to time to review executive pay levels with the external market. In the years this analysis is performed, the competitive market data on levels of base salaries for similar companies would also be considered as a factor by the Compensation Committee when determining the executives’ salaries; however, no external market analysis was conducted in 2006, and therefore the Compensation Committee did not rely on market analysis in connection with its 2006 review of executive salaries.

For more information about the salaries paid to our Named Executive Officers in 2006, see “ChoicePoint Executive Compensation—Summary Compensation Table” below.

Annual Cash Incentives

There are two programs under which our Named Executive Officers can earn annual cash awards:

•	A performance-based annual incentive plan which is administered under our Amended and Restated 2003 Omnibus Incentive Plan, or the “2003 Plan”; and

•	A discretionary plan under which the Compensation Committee measures the achievement of corporate short-term strategic initiatives, referred to as “transformational priorities,” by the executives.

Performance-Based Plan.  Under the 2003 Plan, annual performance-based cash bonuses are determined by measuring company performance against business criteria goals established by the Compensation Committee for the year. Goals may vary among the executives.

For 2006, the Compensation Committee set the performance goal of achievement of a consolidated corporate economic value added goal for the annual performance-based cash incentives. Economic value added is calculated as net operating profit after tax, excluding the effect of acquisitions and divestitures and certain other operating charges, less the weighted average cost of capital, referred to as a capital charge, for net assets deployed. Other aspects of the calculations are:

•

Other operating charges excluded from net operating profit after tax are (1) legal expenses related to the previously disclosed fraudulent data access (including potential settlements), (2) charges related to our centralization of functions and consolidation of certain technology platforms, and (3) stock option expense.

•	The above-referenced capital charge does not include the favorable impact of our share repurchases.

The economic value added goals for 2006 were as follows:

•	Minimum of $7.1 million

•	Target of $15.2 million

•	Maximum of $20.0 million

The Compensation Committee believes that economic value added is an appropriate financial measure to evaluate annual performance by our executives as it takes into consideration revenue growth, profitability and cost of capital. This metric is also consistent with the Compensation Committee’s compensation philosophy of linking executive performance to our financial performance and coordinating performance goals among the executives. The performance-based compensation under this plan is deductible for purposes of IRC Section 162(m). The Compensation Committee periodically reviews the business criteria for the plan and may choose, in the future, to alter the business criteria used based on what it deems to be the most appropriate measure at that time.

Discretionary Plan.  Under the discretionary plan, each executive’s performance is measured as it relates to our transformational priorities. The Compensation Committee determines whether executive performance was sufficient to earn an award under the discretionary plan or whether performance was such that failure to achieve the goals under the plan warrants a decrease in the executive’s earned incentive compensation under the performance-based plan.

The award opportunity for each executive under the discretionary plan ranges from a negative amount of up to 50% of his or her target opportunity under the performance-based plan to a maximum amount equal to his or her target opportunity under the performance-based plan, such that executives face a high level of risk under this plan. For example, the CEO is at risk of losing an amount equal to 50% of his base salary from his earned incentive if the Compensation Committee determines that the CEO’s performance related to our transformational priorities warrants such a decrease.

The Compensation Committee believes that it is necessary and appropriate to evaluate and reward executive performance based on discretionary criteria related to our transformational priorities. Because these criteria are not considered performance goals for purposes of deductibility under IRC Section 162(m), the compensation paid, to a covered employee under IRC Section 162(m), under the discretionary plan is not deductible.

Annual Cash Award Opportunities for Named Executive Officers for 2006

The target and maximum award opportunities as a percent of base salary for our Named Executive Officers under the annual performance-based incentive plan for 2006 were as follows:

	Target	Maximum
CEO (Mr. Smith):	100%	200%
COO (Mr. Curling):	75%	150%
Chief Business Officer (Mr. Lee):	60%	120%
Chief Administrative Officer (Mr. Surbaugh):	60%	120%
CFO (Mr. Trine):	50%	100%

The range of award opportunities as a percent of base salary for our Named Executive Officers under the discretionary plan for 2006 was as follows:

	Failure to Achieve Minimum Requirements	Target Goals Achieved	Maximum Goals Achieved
CEO (Mr. Smith):	-50%	50%	100%
COO (Mr. Curling):	-37.5%	37.5%	75%
Chief Business Officer (Mr. Lee):	-30%	30%	60%
Chief Administrative Officer (Mr. Surbaugh):	-30%	30%	60%
Chief Financial Officer (Mr. Trine):	-25%	25%	50%

In aggregate, our executives had the following target and maximum annual award opportunities as a percent of base salary for 2006:

	Target	Maximum
CEO (Mr. Smith):	150%	300%
COO (Mr. Curling):	112.5%	225%
Chief Business Officer (Mr. Lee):	90%	180%
Chief Administrative Officer (Mr. Surbaugh):	90%	180%
CFO (Mr. Trine):	75%	150%

For more information about these award opportunities with respect to individual Named Executive Officers, see “ChoicePoint Executive Compensation—Grants of Plan-Based Awards Table” below.

Outcome for 2006.  The Compensation Committee met in January 2007 and analyzed company and individual performance with respect to the pre-established goals under the performance-based plan. The Compensation Committee determined that the minimum economic value added goal was not met, and as a result no awards were made to the Named Executive Officers under this plan. The Compensation Committee also determined that awards would be payable to Messrs. Lee, Surbaugh and Trine under the discretionary plan. For more information about the awards earned by the individual Named Executive Officers see the “ChoicePoint Executive Compensation—Summary Compensation Table” below.

Long-Term Incentives

We provide long-term equity incentive opportunities to our executives pursuant to our Omnibus Incentive Plans (1997, 2003, and 2006) which have the following provisions:

•	No grants made after 2002 provide for automatic reload rights;

•	Neither option rights nor appreciation rights may be amended to reduce the exercise price or the market value of the shares at the date of grant, respectively;

•	Per share exercise price for options shall be no less than 100 percent of fair market value on the date of grant;

•

Limitations are placed on the number of shares issued as restricted stock or deferred shares, or as performance shares, performance units, share equivalent units or “other awards” to the extent they are distributed in shares;

•

Minimum of three-year time-based vesting, with ratable vesting allowed, is provided on restricted stock and deferred shares, although earlier vesting may be allowed in the event of the executive’s death, disability or retirement;

•

The number of shares tendered to pay for an option right or withheld to satisfy tax withholding obligations will reduce the plan limit of shares available for grant thereby prohibiting liberal share counting;

•	No option right, appreciation right or other derivative security may be transferred for consideration paid to the transferee; and

•	Vesting of options and restricted stock accelerates upon the consummation of a change-in-control as defined in the respective Omnibus Incentive Plan.

These provisions are designed to support good governance practices and were included in the 2006 Plan and the 2003 Plan approved by our shareholders.

In 2006, the Compensation Committee made long-term equity incentive awards of performance-contingent stock options, time-lapse vesting stock options, restricted stock and deferred shares. Each of these equity awards is described below.

Performance-Contingent Stock Options.  The performance conditions for these options are either the achievement of a share price goal within the three-year vesting period or the achievement of a cumulative operating income goal calculated over a three-year fiscal period. If neither goal is achieved, then the grant will lapse. In addition, continued employment during the performance period is required. Additional details on the goals follow:

•

The share price goal requires that the price of our common stock equal or exceed the specified goal for 20 or more consecutive trading days. Options fully vest at the end of the three-year vesting period if the share price goal is achieved.

•

For the cumulative operating income goal over a three fiscal-year period, the amount of options which vest is determined (using interpolation) based on the level of performance achieved between the minimum and maximum goals. If the minimum performance goal is achieved, 1% of the options will vest and if the maximum performance goal is achieved, 100% of the options will vest.

•

Operating income is defined as earnings before interest and taxes, excluding the effect of acquisitions and divestitures, less (1) legal expenses related to the previously disclosed fraudulent data access (including potential settlements), (2) charges related to our centralization of functions and consolidation of certain technology platforms and (3) stock option expense.

In May 2006, the Compensation Committee set the share price and cumulative operating income goals for the awards. Although specific performance goals for the 2006 grants were set by the Compensation Committee, we feel that disclosure of these specific goals would be inappropriate and would adversely impact shareholder interests. The Compensation Committee believes that the performance goals for the 2006 grants are potentially attainable, yet demanding for the purpose of motivating executive performance. In 2006, performance-contingent options were granted to each Named Executive Officer.

Time-Lapse Vesting Stock Options.  These options generally will vest and become exercisable after three years of continued employment by the executive. In 2006, these options were granted to each Named Executive Officer. In the event of the grantee’s death, the option will continue to vest to the benefit of the beneficiary.

Restricted Stock.  Restricted stock is a grant of shares of our common stock which generally will vest upon satisfaction of a specified period of continued employment. In 2006, restricted stock was granted to Messrs. Lee, Surbaugh and Trine. The restricted stock will generally vest after three years of continued employment.

Deferred Shares.  Deferred shares are awards of the right to receive our common stock at the end of a specified deferral period, subject to any conditions imposed by the Compensation Committee. If earned, the awards are paid in shares of our common stock. The Compensation Committee believes that deferred share grants are more effective than time-lapse vesting restricted stock for executives affected by IRC Section 162(m) because they have more favorable tax implications for us.

In 2006, these awards were made to our CEO and COO. Delivery of the deferred shares generally takes place upon the executive’s cessation of employment following expiration of the employment agreements for the CEO and COO on April 25, 2010.

Awards in 2006.  Generally, 2006 long-term incentive grants were awarded as a mix of two-thirds stock options (one-half performance-contingent stock options and one-half time-lapse vesting stock options) and one-third restricted stock or deferred shares.

•	Grants to Messrs. Smith and Curling consisted of a combination of one-third performance-contingent stock options, one-third time-lapse vesting stock options and one-third deferred shares;

•	Grants to Messrs. Lee and Surbaugh were a combination of one-third performance-contingent stock options, one-third time-lapse vesting stock options and one-third time-lapse restricted stock; and

•	The grant to Mr. Trine was comprised of two-fifths performance-contingent stock options, two-fifths time-lapse vesting stock options and one-fifth time-lapse restricted stock.

For more information about these awards, see our discussion in “Stock Option Grant Practices” and “ChoicePoint Executive Compensation—Grants of Plan-Based Awards Table” below.

Long-term incentive awards (including stock options, deferred shares and restricted stock) are typically made at the first Compensation Committee meeting following our fiscal year end. This meeting usually occurs within 40 days of year end, after earnings for the prior year are released. The Compensation Committee is able to review our prior year performance before it determines appropriate performance goals for performance-contingent stock options.

In 2006, the Compensation Committee did not grant the long-term incentive awards until May, after shareholder approval of the 2006 Plan and the 2003 Plan at the 2006 Annual Meeting of Shareholders. The 2006 grants to Named Executive Officers were made under the 2003 Plan, and grants to all other participants were made under the 2006 Plan following the shareholders’ meeting.

For 2006, the aggregate equity grants, made from our Omnibus Incentive Plans (1997, 2003 and 2006), represented approximately 1.8% of total shares outstanding as of the beginning of that year. Grants made from our 2003 Plan to our CEO and COO amounted to less than 15% of the annual aggregate equity grants. This is consistent with the Compensation Committee’s philosophy discussed above.

Executive Benefits and Perquisites

The Compensation Committee believes that the benefits and perquisites provided to our Named Executive Officers are important in assisting in the attraction and retention of key executive talent, and that they are reasonable, competitive and consistent with our overall executive compensation philosophy. The following is an overview of the benefits and perquisites available to our Named Executive Officers. For further information about these compensation elements, refer to the narrative summary following the “Summary Compensation Table” below.

Deferred Compensation

We have a primary Deferred Compensation Plan, referred to as the “DCP,” which is provided to the Named Executive Officers to permit them to defer a portion of their annual income. The purpose of this plan is to provide executives with benefits they would have received under our 401(k) Profit Sharing Plan, but for limitations imposed by the IRC. Additionally, the executives may defer receipt of a portion of their annual base pay or annual cash incentive for which no company matching contribution is made.

In addition to the DCP, we have adopted the Deferred Compensation Plan No. 2, which we refer to as the “DCP2 Plan.” In 2002, under the DCP2 Plan, the CEO and COO elected to defer, until the termination of their employment or attainment of a stated age, if later, receipt of all or a portion of:

•	Shares of restricted stock granted to them under the 1997 Plan that would otherwise be distributed to them upon satisfaction of vesting requirements; and

•	Certain cash bonuses granted at the time of grant of the restricted stock awards.

No company matching contribution is made under the DCP2 Plan. The CEO and COO did not defer compensation under the DCP2 Plan in 2006. Vesting of contributions under the DCP2 Plan follows the vesting requirements of the original restricted stock grants and cash bonus awards. For additional information on DCP2 Plan, see “Equity Compensation Plan Information—ChoicePoint Inc. Deferred Compensation Plan No. 2.”

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan, or “SERP,” is provided to Messrs. Smith, Curling and Lee under the DCP. The SERP was created in 1997 at the time of the spin-off, modeled after a similar plan at our predecessor company. Company contributions are denominated in shares of our common stock. Annual SERP contribution levels are calculated as a percentage of each participating executive’s total direct compensation (defined as the sum of base salary plus annual cash incentive pay, and excluding long-term incentive compensation). Upon a change-in-control, all amounts credited to an executive’s SERP account that are not yet vested will immediately vest and become non-forfeitable. Since the SERP does not require a funded trust, the single vesting trigger feature upon a change-in-control helps to protect the executives’ benefits.

Please refer to the narrative summary following the “ChoicePoint Executive Compensation—Nonqualified Deferred Compensation Table” below for additional information on the SERP.

Life Insurance

We provide term life insurance coverage to our Named Executive Officers, with the exception of Mr. Trine. The following levels of term life insurance coverage are provided to Messrs. Smith, Curling, Lee and Surbaugh:

•	Mr. Smith: $5,000,000 coverage;

•	Mr. Curling: $3,000,000 coverage;

•	Mr. Lee: $2,000,000 coverage; and

•	Mr. Surbaugh: $2,000,000 coverage.

Disability Coverage

Short-term disability coverage equal to 100% of base salary is provided to each Named Executive Officer.

Long-term disability coverage is provided for the Named Executive Officers as follows:

•	Mr. Smith: 60% of total direct compensation (see definition in “Supplemental Executive Retirement Plan” above);

•	Mr. Curling: 50% of total direct compensation;

•	Mr. Lee: 45% of total direct compensation;

•	Mr. Surbaugh: 45% of total direct compensation; and

•	Mr. Trine: 45% of base salary.

401(k) Profit Sharing Plan

Our Named Executive Officers may participate in our 401(k) Profit Sharing Plan, which is the same program available to all our employees. We make matching contributions of our common stock up to the first 6% of an executive’s contributions, subject to the limitations imposed by the IRC.

Named Executive Officers who were employed by our predecessor company on the date of the spin-off (Messrs. Smith, Curling, Lee and Trine) receive an annual company contribution, referred to as a transition benefit, based on age and length of service and subject to the limitations imposed by the IRC. These individuals participated in a defined benefit plan prior to the spin-off in 1997, and we have not offered a defined benefit plan since that time.

Health Care Benefits

We provide medical and dental coverage for our Named Executive Officers under the same programs that are available to all our benefits-eligible employees.

Perquisites

For security purposes, we require the CEO to use the corporate aircraft (of which we have a fractional ownership) for all business and personal travel. The COO is permitted, with the approval of the CEO, to use the corporate aircraft for personal travel. Under our existing corporate aircraft policy, the CEO and COO are required to reimburse us for the value associated with their personal use of the corporate aircraft as determined by using the Standard Industry Fare Level (referred to as the “SIFL” rate) as published by the Internal Revenue Service.

We also provide club memberships for the Named Executive Officers as follows:

•	Mr. Smith: We provide the CEO with the opportunity for membership at three clubs. Currently, the CEO is utilizing this perquisite for membership at two clubs.

•	Mr. Surbaugh: We provide and Mr. Surbaugh utilizes one club membership.

•	Messrs. Curling and Mr. Lee: These executives are not currently utilizing their perquisite for membership at one club.

We provide for the cost of an annual physical examination for each Named Executive Officer.

We provide an annual allowance to each Named Executive Officer for financial and tax planning services, up to the following specified limits:

•	Mr. Smith: up to $100,000;

•	Mr. Curling: up to $50,000;

•	Messrs. Lee and Surbaugh: up to $15,000; and

•	Mr. Trine: up to $10,000.

The Named Executive Officers are provided with a personal umbrella insurance liability policy by us. This policy provides the executives with an excess level of protection above the limits of the executive’s personal liability insurance policy. Coverage limits under the umbrella policies are as follow:

•	Mr. Smith: $10,000,000 coverage; and

•	Other Named Executive Officers: $5,000,000 coverage.

We gross-up most compensatory executive perquisites for tax purposes. SERP benefits are only grossed-up for the Medicare portion of FICA, with respect to the portion vesting in that particular year.

Deductibility of Compensation Under IRC Section 162(m)

In order for compensation in excess of $1,000,000 paid to any “covered employee” to be deductible by us under IRC Section 162(m), it must be performance-based compensation. For purposes of IRC Section 162(m), a “covered employee” is defined as the CEO of a company as well as the other four most highly paid executives of a company who are compensated more than $1,000,000 annually. For purposes of IRC Section 162(m), our CEO, COO, Chief Business Officer and Chief Administrative Officer are considered covered employees for 2006. The Compensation Committee believes that the amount of nondeductible compensation that we pay as a result of IRC Section 162(m) is minimized through the use of short-term performance goals, fair market value and performance-contingent stock options, and deferred shares delivered after employment ceases following the expiration of the CEO’s and COO’s employment agreements in 2010.

It is the intent of the Compensation Committee to maximize the tax deductibility of compensation payable to our Named Executive Officers so long as this is consistent with the Compensation Committee’s compensation philosophy.

Stock Ownership Guidelines

In order to further the objectives of our compensation program, we have adopted share ownership guidelines for our executives. These guidelines are designed to significantly align our executive’s interest with those of shareholders. Approximately 130 officers, including the Named Executive Officers, are subject to share ownership requirements. Officers are expected to be in compliance with the ownership guideline levels within five years from the date of employment, or three years from the date of a qualifying promotion. The ownership guidelines are expressed as a specified number of shares for each officer which can include direct ownership of shares, shares held in our 401(k) Profit Sharing Plan, phantom shares held in the DCP and DCP2 Plan and shares underlying vested stock options.

Our ownership guidelines for our Named Executive Officers and their compliance with our guidelines as of December 31, 2006 are as follows:

	Ownership Guidelines (# of shares)	Ownership Compliance (# of shares)
Mr. Smith	400,000	3,681,000
Mr. Curling	180,000	1,089,000
Mr. Lee	100,000	638,000
Mr. Surbaugh	100,000	220,000
Mr. Trine	60,000	161,000

All of the Named Executive Officers are currently in compliance with our share ownership guidelines.

Insider Trading Policy

Our insider trading policy prohibits Named Executive Officers from engaging in speculative transactions for the purpose of hedging the economic risk of ownership of our common stock. We believe such activities may put the personal gain of the executives in conflict with the best interests of the Company and our shareholders. Our Named Executive Officers also are prohibited from making short sales of our securities, purchasing our securities on margin or buying or selling puts and calls of our stock, unless approved in advance by our General Counsel.

Our pre-clearance policy for Named Executive Officers trading in our stock includes the following provisions:

•	Advance notification to the Chairman of the Compensation Committee concerning trades in our stock;

•	Approval of the request to trade in our stock from the Chief Administrative Officer upon recommendation of the General Counsel; and

•	Application to open market transactions, participant-directed 401(k) transactions and equity plan transactions.

Stock Option Grant Practices

Stock options are awarded with an exercise price equal to the fair market value (i.e., closing price) of our common stock on the date of grant, as reported by the New York Stock Exchange. Typically, stock options are granted at the first Compensation Committee meeting following our fiscal year-end, which usually occurs within 40 days of fiscal year-end and after our release of financial results of the preceding fiscal year. We do this to coordinate, to the extent possible, the grant of long-term incentive awards by the Compensation Committee with the release of financial results. In 2006, the Compensation Committee did not grant the long-term incentive awards until May, after shareholder approval of the 2006 Plan and the 2003 Plan at the 2006 Annual Meeting of Shareholders. We have not and do not intend to either backdate stock options or grant stock options retroactively. We do not intend to time our release of material nonpublic information for the purpose of affecting the value of executive compensation. Stock options granted in 2006 have a seven-year term, which we feel sets an appropriate balance between managing the associated accounting costs and providing the participants with a sufficient period of time to realize value. The vesting of stock options accelerates upon a change-in-control.

Employment Agreements and Executive Severance Benefits

At December 31, 2006, each of the Named Executive Officers had an employment agreement with us, with the exception of Mr. Trine. The employment agreements with Messrs. Smith and Curling expire April 25, 2007 and unless terminated, will be automatically extended for three years until April 25, 2010. The employment agreements with Messrs. Lee and Surbaugh were scheduled to expire April 25, 2007, but were amended in February 2007 to extend the expiration date to April 25, 2009.

Mr. Trine entered into an employment agreement on February 27, 2007, that will expire on April 25, 2009. Additional detail on the Named Executive Officer’s severance benefits can be found in “ChoicePoint Executive Compensation—Post-Employment Compensation” below.

The Named Executive Officers are entitled to non-change-in-control severance benefits for termination by us without cause or for constructive termination by the executive. “Constructive termination” is generally defined by the employment agreements as termination by the executive as a result of:

•	the assignment of the executive by us to duties that are materially inconsistent with the executive’s position, duties or responsibilities as described in the employment agreement;

•	any reduction in one or more components or elements of the executive’s compensation and benefits package;

•

a material failure by us to fulfill our obligations under the employment agreement which is not cured within ten (10) business days after receipt by us of such written notice from the executive specifying the nature of the material failure; provided, however, that we actually receive such notice within thirty (30) days after the executive learns or reasonably should have learned of the occurrence of the event constituting grounds for constructive termination; or

•	the assignment of the executive by us to a different reporting relationship than described in the employment agreement.

The change-in-control severance benefits provided under the employment agreements have a double trigger, which means that the following two events must occur before these benefits are paid to the executives: (1) there is a change-in-control as defined by the employment agreements and (2) the executive’s employment is terminated during a specified period, referred to as the change-in-control term, following the change-in-control.

The employment agreements generally define a change-in-control as:

•	a merger, consolidation or other reorganization of us that results in our shareholders holding less than a majority of the voting power of the resulting entity after such a transaction;

•

a sale or transfer of all or substantially all our assets to an entity in which our shareholders hold less than a majority of the voting power of such entity immediately following such sale or transfer;

•	the filing of a report with the SEC pursuant to the provisions of the Exchange Act disclosing that a person or entity beneficially owns shares representing at least 30% of our voting power;

•	disclosure by us, pursuant to the requirements of the Exchange Act, that a change-in-control (as defined in the Exchange Act) has occurred or may occur pursuant to then-existing agreements; or

•	in specified circumstances, the failure to reelect a majority of the members of our Board of Directors.

There are two types of termination that can qualify an executive for severance benefits following a change-in-control: termination other than with cause by us or good reason resignation by the executive. Severance benefits will be payable following a change-in-control if either type of termination occurs during the change-in-control term, which includes the term of an executive’s employment agreement and a specified period from of one to five years thereafter.

Executives are not entitled to severance benefits either before or following a change-in-control if they are terminated by us with cause. “Termination with cause” is generally defined by the employment agreements as termination of an executive’s employment agreement by us as a result of any of the following:

•	the executive engages in misconduct which is materially injurious to us;

•	the executive’s conduct amounts to fraud, dishonesty, gross negligence or willful misconduct in matters affecting our fiscal affairs;

•	the executive’s material inattention to, or breach of duties, under the employment agreement;

•	excessive unexcused absences by the executive;

•	the executive’s material failure to comply with federal, state or local laws in connection with his/her employment;

•	the executive’s conviction of a felony or a misdemeanor involving moral turpitude; or

•	the executive’s excessive use of drugs, alcohol or other toxic substances which impairs his/her ability to perform their duties under the employment agreement.

The employment agreements generally define “good reason resignation” as resignation by a Named Executive Officer during the change-in-control term as a result of:

•	any diminishment in, or an alteration of, the executive’s duties inconsistent with the executive’s position and status with us as in effect immediately prior to the change-in-control;

•	assignment to the executive by us of duties that are inconsistent with the executive’s position, duties and responsibilities in effect immediately prior to the change-in-control;

•

any removal of the executive from or failure to re-elect him or appoint him to any of such positions, except in the case of a termination of employment on account of the willful and continued failure by the executive to substantially perform his duties for us, or on account of total disability;

•	any reduction in one or more components or elements of the executive’s compensation and benefits package that is in effect immediately prior to the change-in-control;

•	failure by us to obtain the assumption of agreement to perform under their agreement by any successor to us;

•	a change in the executive’s location of employment outside of the standard statistical metropolitan area of Atlanta, Georgia;

•	assignment of the executive by us to a different reporting relationship; or

•	a failure to renew their agreement for the renewal term.

Both the level of severance compensation and the triggering events defined for a change-in-control were in keeping with prevailing market practices at the time the agreements were initially executed and reflect our risk profile as a spin-off venture in 1997. When the agreements were renewed in 2002, the change-in-control benefits were not materially altered. A double trigger ensures that benefits are not paid unless the situation arises where the executive no longer has employment, with comparable duties and compensation, with us following the change-in-control.

Conclusion

Our executive compensation program has been developed and administered with careful consideration by the Compensation Committee and our executives are compensated for their performance relative to their achievement of the goals associated with the different compensation elements. The Compensation Committee has structured each element of compensation to reward specific aspects of executive and corporate performance and believes that each element accomplishes the objectives for which it was designed.

Overall, the Compensation Committee perceives the compensation for each Named Executive Officers to be competitive and believes our compensation practices have enabled us to attract and retain key executive talent. The Compensation Committee believes the compensation paid to the executives for 2006 is reasonable in view of their roles and contributions and of our and the executives’ performance achievements that were considered in making the compensation determinations.

MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Management Compensation and Benefits Committee

Terrence Murray (Chairman)

John B. McCoy

M. Anne Szostak

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE EXCHANGE ACT (TOGETHER, THE “ACTS”), EXCEPT TO THE EXTENT THAT CHOICEPOINT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

CHOICEPOINT EXECUTIVE COMPENSATION

The following table shows, for the fiscal year ended December 31, 2006, the compensation awarded to, earned by or paid to the Named Executive Officers.

Summary Compensation Table

Name	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Derek V. Smith Chairman and Chief Executive Officer	2006	999,986	1,619,976	1,244,402	—	1,100,045	4,964,409

David E. Trine Chief Financial Officer	2006	268,846	117,879	140,572	85,000	40,100	652,397

Douglas C. Curling President and Chief Operating Officer	2006	574,990	809,988	622,208	—	414,952	2,422,138

David T. Lee Executive Vice President and Chief Business Officer	2006	438,451	551,035	393,210	200,000	138,968	1,721,664

Steven W. Surbaugh Executive Vice President and Chief Administrative Officer	2006	392,369	466,142	248,732	175,000	67,064	1,349,307

(1)	The amounts reflected for Stock Awards represent amounts recorded as expense in 2006 under Statement of Financial Accounting Standards (“SFAS”) 123(R), Share-Based Payment (“SFAS 123(R)”). The expense is based on SFAS 123(R) calculations, and a discussion of the assumptions used in the valuation of these awards is described in Note 8 to our audited consolidated financial statements for the year ended December 31, 2006, which financial statements are included in our 2006 Annual Report to Shareholders accompanying this proxy statement. The grants to Messrs. Smith and Curling are deferred shares which are deliverable after termination of their employment following expiration of their employment agreements in 2010. Delivery of deferred shares following a change-in-control generally requires approval of the Board of Directors. The grants to Messrs. Lee, Surbaugh and Trine are time-lapse vesting restricted stock which generally vest on the third, fourth or fifth anniversary of the grant date. Restricted stock will vest upon a change-in-control. There were no forfeitures in 2006.
(2)	The amounts reflected for Option Awards represent amounts recorded as expense in 2006 under SFAS 123(R). The expense is based on SFAS 123(R) calculations, and a discussion of the assumptions used in the valuation of these awards is described in Note 8 to our audited consolidated financial statements for the year ended December 31, 2006, which financial statements are included in our 2006 Annual Report to Shareholders accompanying this proxy statement. For 2006, 50% of the awards, when granted, were time-lapse fair market value options which vest on the third anniversary of the grant date. For 2005 and prior, 50% of the awards, when granted, were performance-accelerating fair market value options, and for 2006, 50% of the awards are performance-contingent fair market value options. All performance grants have a three-year performance period, and the grants vest on attainment of either of the following performance goals: a specified stock price goal for 20 consecutive trading days or a three-year cumulative operating income goal, with interpolation of the amount vesting based on performance between a minimum and a maximum goal. For grants made in 2005 and prior, if vesting is not accelerated based on meeting one of the performance goals, the grant will vest at the end of either seven or nine years of continuous service. For 2006 grants, continuous employment for the three-year performance period is required for vesting, and if the option grant does not vest at the end of the three year performance period, the grant will be forfeited. Options will vest upon a change-in-control. There were no forfeitures, re-pricings or material changes to the terms of these equity awards in 2006.
(3)	The amounts reflected for Non-Equity Incentive Plan Compensation represent awards paid under the discretionary plan for 2006 for the achievement of various strategic initiatives. Please refer to “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentives” for more information.
(4)	All other compensation for each of the Named Executive Officers is more fully explained in the “Supplemental All Other Compensation Table” below.

Please see “Compensation Discussion and Analysis” above for further detail on each element of compensation paid to the Named Executive Officers.

As of December 31, 2006, ChoicePoint had in effect an employment agreement with each Named Executive Officer except Mr. Trine. The employment agreements set forth minimum base salary amounts and provide for participation in our employee and executive benefit plans, as well as for certain perquisites. The employment agreements vary in duration. The employment agreements may be terminated by either ChoicePoint or by the executive. In the event of a termination, the employment agreements provide that, under specified circumstances, the executive would be entitled to severance pay for a period of up to two years from the date of termination. The employment agreements also contain provisions for severance pay and specified benefits upon the occurrence of a change-in-control of ChoicePoint.

“Compensation Discussion and Analysis” above provides an overview of the termination provisions contained in the executive employment agreements, as well as additional information on amendments to certain employment agreements after December 31, 2006 and the employment agreement entered into with Mr. Trine. Additionally, “Post-Employment Compensation” below provides further detail on the severance benefits provided to each executive upon termination of employment.

Supplemental All Other Compensation Table

The Supplemental All Other Compensation Table details the compensation included in the “All Other Compensation” column of the Summary Compensation Table.

Name	Year	Financial Planning and Tax Preparation ($)	Tax Reimbursements ($)(1)	Club Dues ($)	Airplane Usage ($)(2)	Company Contributions to Defined Contribution Plans ($)(3)	Life Insurance Premiums ($)(4)	Other ($)(5)	Total ($)
Derek V. Smith	2006	95,605	79,864	18,120	313,249	569,866	13,800	9,541	1,100,045
David E. Trine	2006	5,500	3,766	—	—	20,720	—	10,114	40,100
Douglas C. Curling	2006	35,500	28,222	—	113,710	218,335	10,434	8,751	414,952
David T. Lee	2006	15,000	12,412	—	—	95,661	7,144	8,751	138,968
Steven W. Surbaugh	2006	15,000	20,302	6,450	—	6,241	10,320	8,751	67,064

(1)	Tax Reimbursements represent the gross-up for the tax liability of the compensatory value of various perquisites. Deferred compensation contributions made to a Named Executive Officer are grossed up for FICA, with respect to the portion vesting, to the extent the Named Executive Officer has not met the maximum required withholding. Additionally, most compensatory perquisites are grossed up for federal and state income taxes.
(2)	For security reasons, we require Mr. Smith to use the corporate aircraft (of which the Company has a fractional ownership) for all business and personal travel. With Mr. Smith’s approval, Mr. Curling may use the corporate aircraft for personal travel. Our policy is for the executive to reimburse us for the cost associated with the use of the corporate aircraft for personal travel, as determined by the SIFL rate published by the Internal Revenue Service. The amounts in this column represent our incremental cost of aircraft operation, including depreciation, management fees and insurance, in excess of the reimbursements by Messrs. Smith and Curling for personal travel based on the SIFL rate.
(3)	Company contributions to Defined Contribution Plans include the following: contributions under our 401(k) Plan; amounts accrued under our DCP for benefits that would have been received under the 401(k) Plan but for limitations imposed by the IRC; and amounts accrued under the SERP, which is part of the DCP. The SERP is calculated as a defined contribution equal to a percentage of an executive’s total direct compensation (defined as the sum of base salary and annual incentive pay, and excluding long-term incentive compensation). The amounts reflected in this column for each executive include the following:

•

For Mr. Smith, $23,617 in contributions under the 401(k) Plan, $96,255 accrued under our DCP and $449,994 accrued under our SERP, calculated as a defined contribution equal to 45% of total direct compensation;

•	For Mr. Trine, $16,230 in contributions under the 401(k) Plan and $4,490 accrued under the DCP;

•

For Mr. Curling, $16,230 in contributions under the 401(k) Plan, $29,608 accrued under the DCP and $172,497 accrued under our SERP, calculated as a defined contribution equal to 30% of total direct compensation;

•

For Mr. Lee, $23,617 in contributions under the 401(k) Plan, $28,199 accrued under the DCP and $43,845 accrued under our SERP, calculated as a defined contribution equal to 10% of total direct compensation; and

•	For Mr. Surbaugh, $3,500 in contributions under the 401(k) Plan and $2,741 accrued under the DCP.

(4)	Term life insurance is provided to the executives as follows: $5,000,000 for Mr. Smith, $3,000,000 for Mr. Curling, and $2,000,000 each for Messrs. Lee and Surbaugh.
(5)	These amounts include employer contributions for the following: the salaried employee health-related benefit plan, personal liability insurance and physical examinations.

Grants of Plan-Based Awards Table

The following lists the long-term equity-based incentive compensation awards made to Named Executive Officers during 2006. The table reflects the full value of awards made in 2006, unlike the amounts in the Summary Compensation Table, which reflects the amount the Company recorded as expense with respect to such awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Award ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Derek V. Smith	1/1/06	249,997	1,499,979	2,999,958
	5/16/06				500	25,000	50,000				45.75	692,000	(5)
	5/16/06							50,000				2,287,500	(5)
	5/16/06								2,185	(4)	45.75	30,240	(5)
	5/16/06								47,815	(4)	45.75	661,760	(5)
David E. Trine	1/1/06	40,327	201,634	403,269
	5/16/06				60	3,000	6,000				45.75	83,040	(5)
	5/16/06							3,000				137,250	(5)
	5/16/06								2,185	(4)	45.75	30,240	(5)
	5/16/06								3,815	(4)	45.75	52,800	(5)
Douglas C. Curling	1/1/06	114,998	646,864	1,293,728
	5/16/06				250	12,500	25,000				45.75	346,000	(5)
	5/16/06							25,000				1,143,750	(5)
	5/16/06								2,185	(4)	45.75	30,240	(5)
	5/16/06								22,815	(4)	45.75	315,760	(5)
David T. Lee	1/1/06	65,768	394,606	789,211
	5/16/06				175	8,750	17,500				45.75	242,200	(5)
	5/16/06							17,500				800,625	(5)
	5/16/06								2,185	(4)	45.75	30,240	(5)
	5/16/06								15,315	(4)	45.75	211,960	(5)
Steven W. Surbaugh	1/1/06	58,855	353,132	706,265
	5/16/06				125	6,250	12,500				45.75	173,000	(5)
	5/16/06							12,500				571,875	(5)
	5/16/06								2,185	(4)	45.75	30,240	(5)
	5/16/06								10,315	(4)	45.75	142,760	(5)

(1)	Non-equity incentive plan awards are made from the annual performance-based plan operating under the 2003 Plan and the discretionary plan. For further information see “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Award Opportunities.”
(2)	These amounts represent performance-contingent options granted in 2006 which are subject to the satisfaction of performance criteria over a three-year fiscal period. The performance conditions for these options are either the achievement of a share price goal within the three-year vesting period or the achievement of a cumulative operating income goal calculated over a three-year fiscal period. If neither goal is achieved, then the grant will lapse. In addition, continued employment during the performance period is required. Although specific performance goals for the 2006 grants were set by the Compensation Committee, we feel that disclosure of these specific goals would be inappropriate and would adversely impact shareholders’ interests. The performance-contingent options were granted from the 2003 Plan. For further information see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentives—Performance-Contingent Stock Options.”
(3)	These amounts reflect grants of deferred shares to Messrs. Smith and Curling, which will be delivered upon cessation of employment following the expiration of each executive’s employment agreement in 2010. The deferred shares were granted from the 2003 Plan. The amounts shown for Messrs. Trine, Lee and Surbaugh represent grants of restricted stock which will generally vest after three years of continued employment, on May 16, 2009. The restricted stock was granted from the 2003 Plan.
(4)	These amounts represent time-lapse vesting options granted in 2006 from the 2003 Plan. These stock options vest May 16, 2009. For further information, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentives—Time-Lapse Vesting Stock Options.” The amount reflected for an option award is the grant date fair value as calculated under SFAS 123(R).
(5)	The amount reflected for an option award is the grant date fair value calculated under SFAS 123(R) and the amount reflected for a stock award is the grant date fair value as calculated under SFAS 123(R) and based on the closing stock price on the date of grant, $45.75.

The calculation of estimated future payouts under the non-equity incentive plan awards is based on the combined opportunity of the performance-based and discretionary incentive plans, as described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Award Opportunities for Named Executive Officers for 2006.”

The equity awards were approved by the Compensation Committee on May 16, 2006 and the option grants were awarded at the closing stock price on the same day and are described further in the “Outstanding Equity Awards Table” which follows. During 2006, no material modification was made to any equity-based award granted in 2006. For a discussion of the assumptions used in the valuation of option awards, please see Note 8 to our audited consolidated financial statements for the year ended December 31, 2006, which financial statements are included in our 2006 Annual Report to Shareholders accompanying this proxy statement. Additional information on the long-term incentive awards shown in the Grants of Plan-Based Awards Table can be found in the “Compensation Discussion and Analysis—Long-Term Incentives.”

Outstanding Equity Awards

The following table sets forth outstanding options and unvested stock awards for each of our Named Executive Officers at December 31, 2006.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (12)	Market Value of Shares or Units of Stock that Have Not Vested ($) (13)
Derek V. Smith	580,196					9.6875	10/6/07	250,000	9,845,000
	381,720					10.9375	1/27/08
	440,000					13.9375	1/25/09
	294,745					19.0313	1/25/10
	496,153					26.0000	1/30/11
	166,666					38.8200	1/30/12
		166,666	(1)			38.8200	1/30/12
		400,000	(2)			42.7950	4/25/12
	150,000					33.4500	2/11/13
		150,000	(3)			33.4500	2/11/13
		50,000	(4)			38.5000	2/2/14
				50,000	(5)	38.5000	2/2/14
				50,000	(6)	46.1200	2/1/15
		50,000	(7)			46.1200	2/1/15
		50,000	(8)			45.7500	5/16/13
				50,000	(9)	45.7500	5/16/13

	2,509,480	866,666		150,000

David E. Trine	39,944					9.6875	10/6/07	9,000	354,420
	20,000					10.9375	1/27/08
	24,000					13.9375	1/25/09
	19,998					19.0313	1/25/10
	17,998					26.0000	1/30/11
	5,999					38.8200	1/30/12
		6,000	(1)			38.8200	1/30/12
	6,000					33.4500	2/11/13
		6,000	(3)			33.4500	2/11/13
		6,000	(4)			38.5000	2/2/14
				6,000	(5)	38.5000	2/2/14
				6,000	(6)	46.1200	2/1/15
		6,000	(7)			46.1200	2/1/15
		6,000	(8)			45.7500	5/16/13
				6,000	(9)	45.7500	5/16/13

	133,939	30,000		18,000

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (12)	Market Value of Shares or Units of Stock that Have Not Vested ($) (13)
Douglas C. Curling	118,240					13.9375	1/25/09	125,000	4,922,500
	144,745					19.0313	1/25/10
	246,153					26.0000	1/30/11
	83,332					38.8200	1/30/12
		83,333	(1)			38.8200	1/30/12
		200,000	(2)			42.7950	4/25/12
	75,000					33.4500	2/11/13
		75,000	(3)			33.4500	2/11/13
		25,000	(4)			38.5000	2/2/14
				25,000	(5)	38.5000	2/2/14
				25,000	(6)	46.1200	2/1/15
		25,000	(7)			46.1200	2/1/15
		25,000	(8)			45.7500	5/16/13
				25,000	(9)	45.7500	5/16/13

	667,470	433,333		75,000

David T. Lee	99,060					9.6875	10/6/07	47,500	1,870,550
	44,860					10.9375	1/27/08
	110,000					13.9375	1/25/09
	64,745					19.0313	1/25/10
	66,153					26.0000	1/30/11
	23,332					38.8200	1/30/12
		16,666	(1)			38.8200	1/30/12
	40,000					41.1000	4/29/12
	25,000					33.4500	2/11/13
		25,000	(3)			33.4500	2/11/13
		15,000	(4)			38.5000	2/2/14
				15,000	(5)	38.5000	2/2/14
		2,314	(10)			43.2000	1/25/10
		2,314	(10)			43.2000	1/30/11
				15,000	(6)	46.1200	2/1/15
		15,000	(7)			46.1200	2/1/15
		17,500	(8)			45.7500	5/16/13
				17,500	(9)	45.7500	5/16/13

	473,150	93,794		47,500

Steven W. Surbaugh	133,333	66,667	(11)			41.1000	4/29/12	45,833	1,804,904
	10,000					33.4500	2/11/13
		10,000	(3)			33.4500	2/11/13
		10,000	(4)			38.5000	2/2/14
				10,000	(5)	38.5000	2/2/14
				10,000	(6)	46.1200	2/1/15
		10,000	(7)			46.1200	2/1/15
		12,500	(8)			45.7500	5/16/13
				12,500	(9)	45.7500	5/16/13

	143,333	109,167		32,500

(1)	These stock options vest on January 30, 2011. If the grantee dies prior to the vesting date, the options will continue to vest to the benefit of the beneficiary.

(2)	These stock options vest on April 25, 2007. If the grantee dies prior to the vesting date, the options will continue to vest to the benefit of the beneficiary.
(3)	These stock options vest on February 11, 2010. If the grantee dies prior to the vesting date, the options will continue to vest to the benefit of the beneficiary.
(4)	These stock options vest on February 2, 2007. If the grantee dies prior to the vesting date, the options will continue to vest to the benefit of the beneficiary.
(5)	These option grants had performance-accelerating features which were not achieved at the end of the performance period on February 2, 2007; therefore, these options will vest on the basis of time on February 2, 2011. If the grantee dies prior to the vesting date, the options will continue to vest to the benefit of the beneficiary.
(6)	These performance accelerating options are subject to satisfaction of three-year performance criteria. If the performance criteria is not achieved, the options will vest February 1, 2012, seven years from date of grant. If the grantee dies prior to the vesting date, the options will continue to vest to the benefit of the beneficiary.
(7)	These stock options vest on February 1, 2008. If the grantee dies prior to the vesting date, the options will continue to the vest to the benefit of the beneficiary.
(8)	These stock options vest on May 16, 2009. If the grantee dies prior to the vesting date, the options will continue to the vest to the benefit of the beneficiary.
(9)	These performance-contingent options are subject to satisfaction of three-year performance criteria. If the performance criteria is not achieved, the options will lapse.
(10)	These stock options vest on December 21, 2007. If the grantee dies prior to the vesting date, the options will continue to vest to the benefit of the beneficiary.
(11)	These stock options vest on April 29, 2007. If the grantee dies prior to the vesting date, the options will continue to vest to the benefit of the beneficiary.
(12)	The amounts in this column represent the aggregation of all stock awards that have not vested as of December 31, 2006.
(13)	The market value of stock awards not vested as of December 31, 2006 is calculated based on $39.38, which is the closing share price on December 29, 2006, the last business day of 2006.

Option Exercises and Stock Vested

The following table describes the number of shares acquired and the dollar amounts realized by the Named Executive Officers during 2006 on the vesting of restricted stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($) (1)
Derek V. Smith	—	—	—	—
David E. Trine	—	—	5,000	221,650
Douglas C. Curling	—	—	—	—
David T. Lee	—	—	10,000	443,300
Steven W. Surbaugh	—	—	17,500	642,400

(1)	These amounts represent the value realized based on the closing stock price on the respective vesting dates.

Nonqualified Deferred Compensation

The following table describes our Named Executive Officers’ participation in our deferred compensation plans.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Derek V. Smith	46,799	546,249	—	—	17,257,063
David E. Trine	2,931	4,490	—	—	270,912
Douglas C. Curling	21,299	202,105	—	—	6,632,733
David T. Lee	13,107	72,044	—	—	1,964,587
Steven W. Surbaugh	10,342	2,741	—	—	57,481

(1)	Amounts in this column are included in the Summary Compensation Table as salary.

(2)	Amounts in this column are included in the Summary Compensation Table as all other compensation and are more specifically itemized in note 3 to the Supplemental All Other Compensation Table.
(3)	The vested portion of this balance, as of December 31, 2006, for each Named Executive Officers follows: Mr. Smith, $13,277,902; Mr. Trine, $270,912; Mr. Curling, $5,340,663; Mr. Lee, $1,652,679; and Mr. Surbaugh, $57,481.

“Compensation Discussion and Analysis” above provides an overview of our deferred compensation plans (“DCP” and “DCP2 Plan”). The 2006 executive contributions itemized in the Nonqualified Deferred Compensation Table represent the executive’s contribution in excess of the 401(k) limits imposed by the IRC. Additionally, the executives may defer a portion of their annual base pay or annual cash incentive for which no company matching contribution is made. In 2006, none of the executives deferred any annual base pay or annual cash incentive. None of the Named Executive Officers deferred compensation under the DCP2 Plan in 2006. An executive’s periodic contributions and our annual matching contributions vest immediately. An executive’s contributions, at their direction, may track the investment returns of MetLife Stable Value Contract, a short-term income fund; Fidelity U.S. Bond Portfolio, a fixed income fund; Spartan U.S. Equity Index Fund, an equity index fund; or ChoicePoint common stock. Our 2006 matching contributions are denominated in ChoicePoint common stock.

Annual returns for the various notional investment options in 2006 were: MetLife Stable Value Contract, 4.8%; Fidelity U.S. Bond Portfolio, 4.33%; Spartan U.S. Equity Index Fund, 15.72%; and ChoicePoint common stock, (11.525)%.

ChoicePoint also has a SERP that is provided to certain Named Executive Officers under the DCP. See note 3 to the “Supplemental All Other Compensation Table” for further details. For 2006, the following SERP contributions were made to the Named Executive Officers:

•	Mr. Smith: 45% of total direct compensation (defined as the sum of base salary and annual cash incentive pay, and excluding long-term incentive compensation);

•	Mr. Curling: 30% of total direct compensation; and

•	Mr. Lee: 10% of total direct compensation.

No other Named Executive Officers participate in the SERP.

Our SERP contributions vest ratably over four years unless there are less than four years left to age 60, in which case, the vesting will occur ratably over the remaining period to age 60. Upon termination for disability or upon a change-in-control, all amounts credited to an executive’s SERP Account will immediately vest and become non-forfeitable.

Distribution timing from DCP and DCP2 Plan may be elected by the executive to occur upon termination or at a certain age in the form of a lump sum payment or equal annual installments, not to exceed 20. When our contributions to DCP2 Plan and our contributions to DCP, after 2002, are distributed, they are denominated in ChoicePoint common stock.

Post-Employment Compensation

The termination scenario table for each executive below assumes that termination occurs on December 31, 2006 for each event. The closing price of ChoicePoint stock as of December 29, 2006, the last business day of the 2006 fiscal year ($39.38), was used to calculate equity values under the termination scenarios. We do not have a defined benefit pension plan, and as a result, these tables do not present a scenario based on a retirement event; however, a compensation component for each termination scenario is a form of retirement compensation, primarily from the DCP and DCP2 Plan.

Generally, Named Executive Officers with employment agreements during 2006 are entitled to non-change-in-control severance benefits for termination by us without cause or for constructive termination by the Named Executive Officers as well as change-in-control severance benefits following termination of employment during a specified period, after a change-in-control.

Four of the Named Executive Officers had employment agreements with ChoicePoint as of December 31, 2006 which specify the severance benefits the executives are entitled upon termination of employment. The discussion in “Compensation Discussion and Analysis” sets forth the different types of termination which are covered by the employment agreements. Upon termination of an executive’s employment by us without cause or as a result of constructive termination by the executive, an executive will receive certain non-change-in-control severance benefits. Change-in-control severance benefits apply to termination of an executive’s employment either by us, other than for cause, or as a result of the executive’s good reason resignation.

The tables below detail the individual non-change-in-control and change-in-control severance benefits to which each of these Named Executive Officers is entitled.

Post-Employment Payments

Derek V. Smith

	Termination Scenario
Compensation Components	Voluntary Termination ($)(1)	Constructive Termination ($)(2)	Involuntary Not for Cause Termination ($)(3)	Involuntary For Cause Termination ($)(4)	Failure to Assume or Good Reason Resignation (CIC) ($)(5)	Death ($)(6)	Total Disability ($)(7)
Severance	—	6,169,838	6,169,838	—	18,264,095	83,332	—
Life Insurance	—	—	—	—	61,420	5,000,000	—
Disability Benefits	—	—	—	—	—	—	14,161,804
Equity Acceleration	—	—	—	—	3,039,833	1,969,000	—
Retirement	13,277,902	13,277,902	13,277,902	8,841,722	17,257,063	13,277,902	17,257,063

Benefit to Named Executive Officer	13,277,902	19,447,740	19,447,740	8,841,722	38,622,411	20,330,234	31,418,867

(1)	Mr. Smith does not receive a severance payment for voluntary termination of employment. Upon termination, all vested portions of the DCP, including the SERP, and DCP2 Plan are payable subject to Section 409A of the IRC and the distribution elections of Mr. Smith and are shown in the retirement category.
(2)	Severance payable under constructive termination by Mr. Smith has two components: (1) an amount equal to two times the sum of Mr. Smith’s highest base salary plus the highest annual incentive payment for the past three years, unless the annual incentive payment calculated at target payout is higher, in which case, it will be used for the annual incentive payment portion of the calculation and (2) an amount equal to the value of our contribution to Mr. Smith’s qualified and non-qualified retirement plans for the year of termination. Upon termination, all vested portions of the DCP, including the SERP, and DCP2 Plan are payable subject to Section 409A of the IRC and the distribution election of Mr. Smith and are shown in the retirement category. Unvested equity grants expire upon termination and vested but unexercised options expire upon termination. Upon such termination Mr. Smith would be limited by a two-year customer non-solicitation period and a two-year employee non-solicitation period.
(3)	An involuntary termination, not for cause, pays severance which has two components: (1) an amount equal to two times the sum of Mr. Smith’s highest base salary plus the highest annual incentive payment for the past three years, unless the annual incentive payment calculated at target payout is higher, in which case, it will be used for the annual incentive payment portion of the calculation and (2) an amount equal to the value of our contribution to Mr. Smith’s qualified and non-qualified retirement plans for the year of termination. Upon termination all vested portions of the DCP, including the SERP, and DCP2 Plan are payable subject to Section 409A of the IRC and the distribution election of Mr. Smith and are shown in the retirement category. Unvested equity grants expire upon termination, unless vested by action of the Board, and vested but unexercised options expire upon termination. Upon such termination Mr. Smith would be limited by a two-year customer non-solicitation period and a two-year employee non-solicitation period.
(4)	In the event of a termination for cause, no severance is payable and the vested portions of the DCP, except the SERP which is forfeited, and DCP2 Plan are payable subject to Section 409A of the IRC and the distribution election of Mr. Smith and are shown in the retirement category.

(5)	Upon termination, following a change-in-control, by us without cause or by Mr. Smith’s good reason resignation, severance payable to Mr. Smith includes the following components: (1) an amount equal to three times the sum of Mr. Smith’s highest base salary plus the highest annual incentive payment for the past three years, unless the annual incentive payment calculated at target payout is higher, in which case, it will be used for the annual incentive payment portion of the calculation and (2) five times the highest “indirect compensation” during the last three years (i.e., matching and profit sharing contributions under our 401(k) Plan, Transition Benefit Plan contributions, excess contributions, SERP contributions and the value of fringe benefits). Mr. Smith also receives a five-year fully paid $5,000,000 term life insurance policy and tax gross-ups on excess parachute payments, if any. The vesting accelerates on options held by Mr. Smith at the time of the change-in-control and unvested equity grants expire upon termination, unless vested by action of the Board, and vested but unexercised options expire upon termination. The value of the vesting acceleration for share grants is based on the closing share price noted above, and the value of the vesting acceleration for options is based on the difference between the closing share price and the exercise price of the options. Upon termination, all vested and previously unvested portions of the DCP, including the acceleration of vesting of the SERP following the change-in-control as stipulated in the DCP, and DCP2 Plan are payable subject to Section 409A of the IRC and the distribution election of Mr. Smith and are shown in the retirement category. Upon such termination Mr. Smith would be limited by a two-year customer non-solicitation period and a two-year employee non-solicitation period.
(6)	Termination, upon the death of Mr. Smith, results in the payment of 30 days of base salary and the face value of a term life insurance policy, the delivery of certain deferred shares which are valued at the closing share price noted above, and payment of all vested portions of the DCP, and the DCP2 Plan subject to Section 409A of the IRC and the distribution election of Mr. Smith the value of which is shown in the retirement category. Time-based and performance-accelerating options continue to vest after death to the benefit of the beneficiary, but no value is assigned to those options in this scenario.
(7)	Upon a total disability, defined as Mr. Smith’s inability to perform his material and substantial duties by reasons of mental or physical illness, injury or disease which is expected to result in death or to be of indefinite duration, disability payments equal to 100% of base salary will be made for the first six months after termination resulting from disability, and thereafter disability payments equal to 60% of total direct compensation (defined as the sum of base salary plus annual cash incentive, and excluding long-term incentive compensation) will be made until age 65. The disability benefit amount is the present value of the payment noted above, on a monthly basis, discounted at 120% of the mid-term federal rate of 5.65%. Upon termination, all vested and previously unvested portions of the DCP, including the acceleration of vesting of the SERP, as stipulated in the DCP, and DCP2 Plan are payable subject to Section 409A of the IRC and the distribution election of Mr. Smith and are shown in the retirement category.

If Mr. Smith’s employment is terminated after his employment agreement with ChoicePoint expires in 2010, we would still be obligated to provide Mr. Smith with the use of the our aircraft for ten years. The estimated present value of this post-employment benefit is $3.3 million dollars. This estimate is based on the current average un-reimbursed cost, annual usage of 75 hours and a 4% rate of inflation.

Post-Employment Payments

Douglas C. Curling

	Termination Scenario
Compensation Components	Voluntary Termination ($)(1)	Constructive Termination ($)(2)	Involuntary Not for Cause Termination ($)(3)	Involuntary For Cause Termination ($)(4)	Failure to Assume or Good Reason Resignation (CIC) ($)(5)	Death ($)(6)	Total Disability ($)(7)
Severance	—	2,280,820	2,280,820	—	7,675,912	47,916	—
Life Insurance	—	—	—	—	68,340	3,000,000	—
Disability Benefits	—	—	—	—	—	—	6,657,304
Equity Acceleration	—	—	—	—	1,519,916	984,500	—
Retirement	5,340,663	5,340,663	5,340,663	3,952,976	6,632,733	5,340,663	6,632,733

Benefit to Named Executive Officer	5,340,663	7,621,483	7,621,483	3,952,976	15,896,901	9,373,079	13,290,037

(1)	Mr. Curling does not receive a severance payment for voluntary termination of employment. Upon termination, all vested portions of the DCP, including the SERP, and DCP2 Plan are payable subject to Section 409A of the IRC and the distribution election of Mr. Curling and are shown in the retirement category.
(2)	Severance payable under constructive termination by Mr. Curling has two components: (1) an amount equal to one-and-a-half times the sum of Mr. Curling’s highest base salary plus the highest annual incentive payment for the past three years, unless the annual incentive payment calculated at target payout is higher, in which case, it will be used for the annual incentive payment portion of the calculation and (2) an amount equal to the value of our contribution to Mr. Curling’s qualified and non-qualified retirement plans for the year of termination. Upon termination, all vested portions of the DCP, including the SERP, and DCP2 Plan are payable subject to Section 409A of the IRC and the distribution election of Mr. Curling and are shown in the retirement category. Unvested equity grants expire upon termination and vested but unexercised options expire upon termination. Upon such termination Mr. Curling would be limited by a two-year customer non-solicitation period and a two-year employee non-solicitation period.
(3)	An involuntary termination, not for cause, pays severance which has two components: (1) an amount equal to one-and-a-half times the sum of Mr. Curling’s highest base salary plus the highest annual incentive payment for the past three years, unless the annual incentive payment calculated at target payout is higher, in which case, it will be used for the annual incentive payment portion of the calculation and (2) an amount equal to the value of our contribution to Mr. Curling’s qualified and non-qualified retirement plans for the year of termination. Upon termination, all vested portions of the DCP, including the SERP, and DCP2 Plan are payable subject to Section 409A of the IRC and the distribution election of Mr. Curling and are shown in the retirement category. Unvested equity grants expire upon termination, unless vested by action of the Board, and vested but unexercised options expire upon termination. Upon such termination Mr. Curling would be limited by a two-year customer non-solicitation period and a two-year employee non-solicitation period.
(4)	In the event of a termination for cause, no severance is payable and the vested portions of the DCP, except the SERP, which is forfeited, and DCP2 Plan are payable subject to Section 409A of the IRC and the distribution election of Mr. Curling and are shown in the retirement category.
(5)	Upon termination, following a change-on-control by us without cause or by Mr. Curling’s good reason resignation, severance payable to Mr. Curling includes the following components: (1) an amount equal to three times the sum of Mr. Curling’s highest base salary plus the highest annual incentive payment for the past three years, unless the annual incentive payment calculated at target payout is higher, in which case, it will be used for the annual incentive payment portion of the calculation and (2) five times the highest “indirect compensation” during the last three years (i.e., matching and profit sharing contributions under our 401(k) Plan, Transition Benefit Plan contributions, excess contributions, SERP contributions and the value of fringe benefits). Mr. Curling also receives a five-year fully paid $3,000,000 term life insurance policy and tax gross-ups on excess parachute payments, if any. The vesting accelerates on options held by Mr. Curling at the time of the change-in-control and unvested equity grants expire upon termination, unless vested by action of the Board, and vested but unexercised options expire upon termination. The value of the vesting acceleration for share grants is based on the closing share price noted above, and the value of the vesting acceleration for options is the difference between the closing share price and the exercise price of the options. Upon termination, all vested and previously unvested portions of the DCP, including the acceleration of vesting of the SERP following the change-in-control as stipulated in the DCP, and DCP2 Plan are payable subject to Section 409A of the IRC and the distribution election of Mr. Curling and are shown in the retirement category. Upon such termination Mr. Curling would be limited by a two-year customer non-solicitation period and a two-year employee non-solicitation period.
(6)	Termination, upon the death of Mr. Curling, results in the payment of 30 days of base salary and the face value of a term life insurance policy, the delivery of certain deferred shares, which are valued at the closing share price noted above, and payment of all vested portions of the DCP and the DCP2 Plan subject to Section 409A of the IRC and the distribution election of Mr. Curling the value of which is shown in the retirement category. Time-based and performance-accelerating options continue to vest after death to the benefit of the beneficiary, but no value is assigned to those options in this scenario.
(7)

Upon a total disability, defined as Mr. Curling’s inability to perform his material and substantial duties by reasons of mental or physical illness, injury or disease which is expected to result in death or to be of indefinite duration, disability payments equal to 100% of base salary will be made for the first six months after termination resulting from disability and thereafter disability payments equal to 50% of total direct compensation (defined as the sum of base salary plus annual cash incentive, and excluding long-term incentive compensation) will be made until age 65. The disability benefit amount is the present value of the payment noted above, on a monthly basis, discounted at 120% of the mid-term federal rate of 5.65%. Upon termination, all vested and previously unvested portions of the DCP, including the acceleration of vesting of the SERP, as stipulated in the DCP, and DCP2 Plan are payable subject to Section 409A of the IRC and the distribution election of Mr. Curling and are shown in the retirement category.

Post-Employment Payments

David T. Lee

	Termination Scenario
Compensation Components	Voluntary Termination ($)(1)	Constructive Termination ($)(2)	Involuntary Not for Cause Termination ($)(3)	Involuntary For Cause Termination ($)(4)	Failure to Assume or Good Reason Resignation (CIC) ($)(5)	Death ($)(6)	Total Disability ($)(7)
Severance	—	950,639	950,639	—	2,373,347	37,499	—
Life Insurance	—	—	—	—	46,220	2,000,000	—
Disability Benefits	—	—	—	—	—	—	5,265,551
Equity Acceleration	—	—	—	—	2,054,533	1,870,550	—
Retirement	1,652,679	1,652,679	1,652,679	1,322,719	1,964,587	1,652,679	1,964,587

Benefit to Named Executive Officer	1,652,679	2,603,318	2,603,318	1,322,719	6,438,687	5,560,728	7,230,138

(1)	Mr. Lee does not receive a severance payment for voluntary termination of employment. Upon termination, all vested portions of the DCP are payable subject to Section 409A of the IRC and the distribution election of Mr. Lee and are shown in the retirement category.
(2)	Severance payable under constructive termination by Mr. Lee has two components: (1) an amount equal to one times the sum of Mr. Lee’s highest base salary plus the highest annual incentive payment for the past three years unless the annual incentive payment calculated at target payout is higher, in which case, it will be used for the annual incentive payment portion of the calculation and (2) an amount equal to the value of our contribution to Mr. Lee’s qualified and non-qualified retirement plans for the year of termination. Upon termination, all vested portions of the DCP, including the SERP, are payable subject to Section 409A of the IRC and the distribution election of Mr. Lee and are shown in the retirement category. Unvested time-lapse options and restricted stock, granted in 2006, will vest ratably upon termination, if subsequent to employment agreement expiration, and vested but unexercised options expire upon termination. Upon such termination Mr. Lee would be limited by a two-year customer non-solicitation period and a two-year employee non-solicitation period.
(3)	An involuntary termination, not for cause, pays severance which has two components: (1) an amount equal to one times the sum of Mr. Lee’s highest base salary plus the highest annual incentive payment for the past three years unless the annual incentive payment calculated at target payout is higher, in which case, it will be used for the annual incentive payment portion of the calculation and (2) an amount equal to the value of our contribution to Mr. Lee’s qualified and non-qualified retirement plans for the year of termination. Upon termination, all vested portions of the DCP, including the SERP, are payable subject to Section 409A of the IRC and the distribution election of Mr. Lee and are shown in the retirement category. Unvested time-lapse options and restricted stock, granted in 2006, will vest ratably upon termination, if subsequent to employment agreement expiration, and vested but unexercised options expire upon termination. Upon such termination Mr. Lee would be limited by a two-year customer non-solicitation period and a two-year employee non-solicitation period.
(4)	In the event of a termination for cause, no severance is payable and the vested portion of the DCP is payable subject to Section 409A of the IRC and the distribution election of Mr. Lee and is shown in the retirement category.
(5)	Upon termination, following a change-in-control by us without cause or by Mr. Lee’s good reason resignation, severance payable to Mr. Lee includes the following components: (1) an amount equal to two times the sum of Mr. Lee’s highest base salary plus the highest annual incentive payment for the past three years unless the annual incentive payment calculated at target payout is higher, in which case, it will be used for the annual incentive payment portion of the calculation and (2) three times “indirect compensation” (i.e., matching and profit sharing contributions under our 401(k) Plan, Transition Benefit Plan contributions, excess contributions, SERP contributions and the value of fringe benefits). Mr. Lee also receives a three-year fully paid $2,000,000 term life insurance policy and tax gross-ups on excess parachute payments, if any. The vesting accelerates on equity grants held by Mr. Lee at the time of the change-in-control, and vested but unexercised options expire upon termination. The value of the vesting acceleration for shares is based on the closing share price noted above, and the value of the vesting acceleration for options is based on the difference between the closing share price and the exercise price of the options. Upon termination, all vested and previously unvested portions of the DCP, including acceleration of vesting of the SERP following the change-in-control as stipulated in the DCP, and DCP2 Plan are payable subject to Section 409A of the IRC and the distribution election of Mr. Lee and are shown in the retirement category. Upon such termination Mr. Lee would be limited by a two-year customer non-solicitation period and a two-year employee non-solicitation period.

(6)	Termination, upon the death of Mr. Lee, results in the payment of 30 days of base salary and the face value of a term life insurance policy, the acceleration of vesting of restricted stock valued at the closing price noted above, and payment of all vested portions of the DCP, subject to Section 409A of the IRC and the distribution election of Mr. Lee the value of which is shown in the retirement category. Time-based and performance-accelerating options continue to vest after death to the benefit of the beneficiary, but no value is assigned to those options in this scenario.
(7)	Upon a total disability, defined as Mr. Lee’s inability to perform his material and substantial duties by reasons of mental or physical illness, injury or disease which is expected to result in death or to be of indefinite duration, disability payments equal to 100% of base salary will be made for the first six months after termination for disability, and thereafter disability payments equal to 45% of total direct compensation (defined as the sum of base salary plus annual cash incentives, and excluding long-term incentive compensation) will be made until age 65. The disability benefit amount is the present value of the payment noted above, on a monthly basis, discounted at 120% of the mid-term federal rate of 5.65%. Upon termination, all vested portions of the DCP including the acceleration of vesting of the SERP, as stipulated in the DCP, are payable subject to Section 409A of the IRC and the distribution election of Mr. Lee and are shown in the retirement category.

Post-Employment Payments

Steven W. Surbaugh

	Termination Scenario
Compensation Components	Voluntary Termination ($)(1)	Constructive Termination ($)(2)	Involuntary Not for Cause Termination ($)(3)	Involuntary For Cause Termination ($)(4)	Failure to Assume or Good Reason Resignation (CIC) ($)(5)	Death ($)(6)	Total Disability ($)(7)
Severance	—	766,373	766,373	—	1,773,245	33,339	—
Life Insurance	—	—	—	—	29,450	2,000,000	—
Disability Benefits	—	—	—	—	—	—	2,480,371
Equity Acceleration	—	—	—	—	1,619,257	1,279,850	—
Retirement	57,481	57,481	57,481	57,481	57,481	57,481	57,481

Benefit to Named Executive Officer	57,481	823,854	823,854	57,481	3,479,433	3,370,670	2,537,852

(1)	Mr. Surbaugh does not receive a severance payment for voluntary termination of employment. Upon termination, all vested portions of the DCP are payable subject to Section 409A of the IRC and the distribution election of Mr. Surbaugh and are shown in the retirement category.
(2)	Severance payable under constructive termination by Mr. Surbaugh has two components: (1) an amount equal to one times the sum of Mr. Surbaugh’s highest base salary plus the highest annual incentive payment for the past three years, unless the annual incentive payment calculated at target payout is higher, in which case, it will be used for the annual incentive payment portion of the calculation and (2) an amount equal to the value of our contribution to Mr. Surbaugh’s qualified and non-qualified retirement plans for the year of termination. Upon termination, all vested portions of the DCP are payable, subject to Section 409A of the IRC and the distribution election of Mr. Surbaugh and are shown in the retirement category. Unvested time-lapse options, granted in 2005 and 2006, and restricted stock, granted in 2004 and thereafter, will vest ratably upon termination, if termination occurs subsequent to employment agreement expiration, and vested but unexercised options expire upon termination. Upon such termination Mr. Surbaugh would be limited by a two-year customer non-solicitation period and a two-year employee non-solicitation period.
(3)	An involuntary termination, not for cause, pays severance which has two components: (1) an amount equal to one times the sum of Mr. Surbaugh’s highest base salary plus the highest annual incentive payment for the past three years, unless the annual incentive payment calculated at target payout is higher, in which case, it will be used for the annual incentive payment portion of the calculation and (2) an amount equal to the value of our contribution to Mr. Surbaugh’s qualified and non-qualified retirement plans for the year of termination. Upon termination, all vested portions of the DCP are payable subject to Section 409A of the IRC and the distribution election of Mr. Surbaugh and the associated values are shown in the retirement category. Unvested time-lapse options, granted in 2005 and 2006, and restricted stock, granted in 2004 and thereafter, will vest ratably upon termination, if termination occurs subsequent to employment agreement expiration and vested but unexercised options expire upon termination.
(4)	In the event of a termination for cause, no severance is payable and the vested portion of the DCP is payable subject to Section 409A of the IRC and the distribution election of Mr. Surbaugh and is shown in the retirement category.
(5)

Upon termination, following a change-in-control, by us without cause or by Mr. Surbaugh’s good reason resignation severance payable to Mr. Surbaugh includes the following components: (1) an amount equal to two times the sum of Mr. Surbaugh’s highest base salary plus the highest annual incentive payment for the past three years unless the annual incentive payment calculated at target payout is higher, in which case, it will be used for the annual incentive payment portion of the calculation and (2) three times “indirect compensation” (i.e., matching and profit sharing contributions under our 401(k) Plan, excess contributions and the value of fringe benefits). Mr. Surbaugh also receives a three-year fully paid $2,000,000 term life insurance policy and tax gross-ups on excess parachute payments, if any. The vesting accelerates on equity grants held by Mr. Surbaugh at the time of the change-in-control, and vested but unexercised options expire upon termination. The value of the vesting acceleration is based on the closing share price noted above for share grants and the value of the vesting acceleration for options is based on the difference between the closing share price and the exercise price of the options. Upon termination, all vested portions of the DCP are payable subject to Section 409A of the IRC and the distribution election of Mr. Surbaugh and are shown in the retirement category. Upon such termination Mr. Surbaugh would be limited by a two-year customer non-solicitation period and a two-year employee non-solicitation period.

(6)	Termination, upon the death of Mr. Surbaugh, results in the payment of 30 days of base salary and the face value of a term life insurance policy, acceleration of vesting of certain restricted stock valued at the closing price noted above, and payment of all vested portions of the DCP, subject to Section 409A of the IRC and the distribution election of Mr. Surbaugh, the value of which is shown in the retirement category. Mr. Surbaugh’s time-based options and performance-accelerating option, and restricted stock grant issued April 25, 2002 continue to vest after death to the benefit of the beneficiary, but no value is assigned to those options or restricted stock in this scenario.
(7)	Upon a total disability, defined as Mr. Surbaugh’s inability to perform his material and substantial duties by reasons of mental or physical illness, injury or disease which is expected to result in death or to be of indefinite duration, disability payments equal to 100% of base salary will be made for the first six months after termination resulting from disability, and thereafter disability payments equal to 45% of total direct compensation (defined as the sum of base salary plus annual cash incentive, and excluding long-term incentive compensation) will be made until age 65. The disability benefit amount is the present value of the payment noted above, on a monthly basis, discounted at 120% of the mid-term federal rate of 5.65%. Upon termination, all vested portions of the DCP are payable subject to Section 409A of the IRC and the distribution election of Mr. Surbaugh and are shown in the retirement category.

Mr. Trine is the only Named Executive Officer who did not have an employment agreement with ChoicePoint as of December 31, 2006. However, on February 27, 2007 ChoicePoint and Mr. Trine entered into an employment agreement.

As of December 31, 2006, Mr. Trine was eligible to receive severance benefits under our “Severance Pay Plan,” which is available to all ChoicePoint employees who work 32 hours or more per week. Employees must sign a General Release following notice of termination in order to receive benefits under this plan.

Post-Employment Payments

David E. Trine

	Termination Scenario
Compensation Components	Voluntary Termination ($)(1)	Constructive Termination ($)(2)	Involuntary Not for Cause Termination ($)(3)	Involuntary For Cause Termination ($)(4)	Change in Control ($)(5)	Death ($)(6)	Total Disability ($)(7)
Severance	—	—	—	—	—	—	—
Life Insurance	—	—	—	—	—	—	—
Disability Benefits	—	—	—	—	—	—	1,802,666
Equity Acceleration	—	—	—	—	403,920	354,420	—
Retirement	270,912	—	270,912	270,912	270,912	270,912	270,912

Benefit to Named Executive Officer	270,912	—	270,912	270,912	674,832	625,332	2,073,578

(1)	Mr. Trine does not receive a severance payment for voluntary termination of employment. Upon termination, all vested portions of the DCP are payable subject to Section 409A of the IRC and the distribution elections of Mr. Trine and are shown in the retirement category.
(2)	At December 31, 2006, Mr. Trine did not have an employment agreement and therefore there is no application for this termination scenario.
(3)	Mr. Trine’s eligibility for severance amounts under our “Severance Pay Plan” is based on his level within the organization and his length of time with us as of December 31, 2006. Under this plan, for termination resulting from position elimination or a restructuring, Mr. Trine would receive two weeks of base salary for each year of service with us, (i.e., 30 weeks of base pay or $155,103). For termination other than a voluntary resignation or for cause, Mr. Trine would receive three-quarters (3/4) of a week’s base salary for each year of service with the company (i.e., 11.25 weeks or $58,164). Upon termination, all vested portions of the DCP are payable subject to Section 409A of the IRC and the distribution elections of Mr. Trine and are shown in the retirement category.
(4)	Mr. Trine does not receive a severance payment for an involuntary for cause termination of employment. Upon termination, all vested portions of the DCP are payable subject to Section 409A of the IRC and the distribution elections of Mr. Trine and are shown in the retirement category.
(5)	The amounts of the various severance payments are described in note 3 above. The vesting accelerates on options and restricted stock held by Mr. Trine at the time of the change-in-control, and vested but unexercised options expire upon termination. The value of the vesting acceleration is based on the closing share price noted above for share grants and the value of the vesting acceleration for options is based on the difference between the closing share price and the exercise price of the options. If the change-in-control and a termination occur at the same time, (as assumed in this scenario) upon that termination, all vested portions of the DCP are payable subject to Section 409A of the IRC and the distribution elections of Mr. Trine and are shown in the retirement category.
(6)	Termination, upon the death of Mr. Trine, results in the acceleration of vesting of restricted stock, which is valued at the closing price noted above. Time-based and performance-accelerating options continue to vest after death to the benefit of the beneficiary, but no value is assigned to those options in this scenario. Upon termination, all vested portions of the DCP are payable subject to Section 409A of the IRC and the distribution elections of Mr. Trine and are shown in the retirement category.
(7)	Upon a total disability, which is defined as Mr. Trine’s inability to perform his material and substantial duties by reasons of mental or physical illness, injury or disease which is expected to result in death or to be of indefinite duration, disability payments equal to 100% of base salary will be made for the first six months of disability, and thereafter payment of 45% of base salary will be made until age 65. The disability benefit amount is the present value of the payment noted above, on a monthly basis, and discounted at 120% of the mid-term federal rate of 5.65%. Upon termination, all vested portions of the DCP are payable subject to Section 409A of the IRC and the distribution elections of Mr. Trine and are shown in the retirement category.

Director Compensation

The following table sets forth information concerning the compensation earned in 2006 by our non-employee directors. Directors who are employees receive no compensation for their Board service. In addition to the compensation described below, each director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(4)	All Other Comp ($)	Total ($)
E. Renae Conley	41,500	36,657	—	—	—	—	78,157
Douglas C. Curling	—	—	—	—	—	—	—
James M. Denny	14,500	—	—	—	—	—	14,500
John J. Hamre	60,000	83,329	5,305	—	—	—	148,634
Kenneth G. Langone	56,000	90,271	5,305	—	—	—	151,576
John B. McCoy	70,000	83,329	—	—	—	—	153,329
Terrence Murray	58,000	83,329	5,305	—	—	—	146,634
Ray M. Robinson	51,000	162,770	—	—	—	—	213,770
Derek V. Smith	—	—	—	—	—	—	—
Charles I. Story	54,500	90,271	5,305	—	—	—	150,076
M. Anne Szostak	50,000	111,602	—	—	—	—	161,602

(1)	The amounts in this column represent that value of stock awards recorded as expense in 2006 according to SFAS 123(R). The grant date fair value of the stock awards made to the directors for their service during 2006 are as follows: Ms. Conley, $164,956; Dr. Hamre, $124,995; Mr. Langone, $124,995; Mr. McCoy $124,995; Mr. Murray $124,995; Mr. Robinson, $124,995; Mr. Story, $124,995; and Ms. Szostak, $124,995. Ms. Conley was elected to the Board in 2006 and received both an initial equity award and an annual equity award. The amounts reflected for the other directors represent the annual equity awards made in 2006. There were no forfeitures, repricings or material modifications to grants in 2006.
(2)	As of December 31, 2006, the stock awards outstanding for each director are as follows: Ms. Conley, 3,773; Mr. Denny, 6,049; Dr. Hamre, 8,908; Mr. Langone, 8,908; Mr. McCoy, 9,958; Mr. Murray, 8,908; Mr. Robinson, 6,975; Mr. Story, 8,908; and Ms. Szostak, 3,801.
(3)	The amounts in this column represent that value of option awards recorded as expense in 2006 according to SFAS 123(R). As of December 31, 2006, the option awards outstanding for each director are as follows: Mr. Denny, 11,666; Dr. Hamre, 11,666; Mr. Langone, 24,332; Mr. Murray, 11,666; and Mr. Story, 48,332.
(4)	Directors may defer all or part of their annual cash fees to our DCP. Director’s periodic contributions are not matched by us and vest immediately. As of December 31, 2006, the vested balance in the DCP for each participating director is as follows: Dr. Hamre, $242,650; Mr. McCoy, $176,816; Mr. Robinson, $97,244; and Mr. Story, $228,797.

Directors who are salaried officers or employees of ChoicePoint receive no additional compensation for service as a director or as a member of a committee of the Board of Directors. Each director who is not a salaried officer or employee of ChoicePoint receives the following cash compensation for Board service:

•

A director serving as the non-employee chairman of the Board of Directors is paid an annual fee of $40,000 for his or her service, a $2,500 fee for attendance at each meeting of the Board of Directors and a $2,500 fee for each committee meeting attended; and

•

Non-employee directors are paid an annual fee of $40,000 for service as a director, a $1,500 fee for attendance at each meeting of the Board of Directors and a $1,000 fee for attendance at each committee meeting. Additionally, the Chairman of the Audit Committee receives an annual fee of $10,000 and other committee chairmen receive an annual fee of $5,000. The following Board members are committee chairmen:

•	Mr. Murray, Chairman of the Compensation Committee;

•	Mr. McCoy, Chairman of the Audit Committee;

•	Dr. Hamre, Chairman of the Privacy and Public Responsibility Committee;

•	Mr. Langone, Chairman of the Corporate Governance and Nominating Committee; and

•	Mr. Smith, Chairman of the Executive Committee.

Currently, the role of non-employee Chairman of the Board of Directors is not being used.

Upon initial election to the Board of Directors, each non-employee director receives a one-time grant of share equivalent units with a market value of $40,000 on the date of grant. Non-employee directors also receive an annual award of share equivalent units with a market value of $125,000 on the date of grant. The share equivalent units are delivered as common shares twelve months after cessation of service on the Board.

The table below details the fees that are payable to our Board of Directors:

	Annual Board Fee ($)	Board Meeting Fee ($)	Committee Meeting Fee ($)	Initial Equity Award ($)	Annual Equity Award ($)	Annual Committee Chairman Fee ($)
Non-Employee Chairman of the Board	40,000	2,500	2,500	40,000	125,000	—
Non-Employee Board Member	40,000	1,500	1,000	40,000	125,000	—
Audit Committee Chairman	—	—	—	—	—	10,000
Other Committee Chairman	—	—	—	—	—	5,000

Messrs. Smith and Curling do not receive any director compensation in the form of cash payments or share equivalent units because they are salaried employees of ChoicePoint.

ChoicePoint’s non-employee directors are eligible for participation in our DCP, pursuant to which each non-employee director may elect to defer up to 100% of earned director cash compensation into accounts that are credited with earnings or losses based upon imputed investments in one or more of the following, as selected by the individual director: (a) the market value of, and any dividends on, ChoicePoint common stock (“common share equivalents”), (b) MetLife Stable Value Contract, a short-term income fund, (c) Spartan U.S. Equity Index Fund, an equity index fund, or (d) Fidelity U.S. Bond Portfolio, a fixed income fund. Funds invested in common share equivalents may be redeemed only for cash on a fixed date or upon termination of service as a director, as elected in advance by the director. No director has voting or investment power with respect to the common share equivalents. Annual returns for the various notional investment options in 2006 were: ChoicePoint common stock, (11.525)%; MetLife Stable Value Contract, 4.8%; Spartan U.S. Equity Index Fund, 15.72%; and Fidelity U.S. Bond Portfolio, 4.33%.

In addition, ChoicePoint provides coverage for the directors under its Directors’ and Officers’ Liability Insurance Policy.

Ms. Conley joined the Board on April 25, 2006, and Mr. Denny retired from the Board on April 25, 2006.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock as of December 31, 2006, that may be issued upon exercise of options, warrants and rights under the ChoicePoint Inc. 1997 Omnibus Stock Incentive Plan (the “1997 Plan”), 2003 Plan, 2006 Plan, the DCP and the DCP2 Plan (the only stock compensation plans of the Company).

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights(a)						Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns(a)) (2)
Plan Category	Options and deferred compensation plan rights (1)	Deferred shares	Share equivalent units	Total	Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans approved by security holders
2006 Plan	1,012,065	—	32,500	1,044,565			421,885
2003 Plan	3,075,490	300,000	66,188	3,441,678			212,226
1997 Plan	7,945,300	75,000	—	8,020,300			542,202
ChoicePoint Inc. Deferred Compensation Plan	194,131	—	—	194,131			—

Subtotal	12,226,986	375,000	98,688	12,700,674	$31.51		1,176,313
Equity compensation plans not approved by security holders ChoicePoint Inc. Deferred Compensation Plan No. 2	256,875	—	—	256,875	n/a	(3)	—

Total	12,483,861	375,000	98,688	12,957,549	$31.51		1,176,313

(1)	As of February 28, 2007 the number of securities to be issued upon exercise of outstanding options had been reduced to: 2006 Plan—934,940, 2003 Plan—2,611,625 and 1997 Plan—6,468,726 and the weighted-average exercise price of outstanding options, warrants and rights was $34.10.
(2)	As more fully described in Proposal No. 3, ChoicePoint Inc. is requesting approval of an amendment to the 2006 Plan. Assuming such amendment is approved by the shareholders at the Annual Meeting, the number of securities remaining for future issuance, as of December 31, 2006, under equity compensation plans would have been (2006 Plan—1,621,885 shares, 2003 Plan—212,226 and 1997 Plan—542,202).
(3)	These shares consist of common stock distributable under the DCP2 Plan and have no exercise price.

ChoicePoint Inc. Deferred Compensation Plan No. 2

Under the DCP2 Plan, certain executive officers may elect to defer receipt, until the termination of their employment or attainment of a stated age, if later, of all or a portion of (1) shares of restricted stock granted to them under the 1997 Plan that would otherwise be distributed to them upon satisfaction of vesting requirements, and (2) certain cash bonuses granted at the time of grant of the restricted stock awards. The officers become vested in amounts deferred under the DCP2 Plan when the underlying awards vest. The initial grant of restricted stock vested on July 1, 2004, the third anniversary of grant. The cash bonuses vested on July 1, 2004 based upon satisfaction of three-year performance goals. The number of shares distributed with respect to the restricted shares was equal to the number of shares initially deferred under the DCP2 Plan. The total amount of the cash bonus was earned as of July 1, 2004. The amount was based on a predetermined value that equals 75% of the market value on the vesting date of the restricted stock grant to that officer. The officers participating in the DCP2 Plan previously elected to defer 95% of any vested cash bonuses under the DCP2 Plan. These vested deferred amounts will be distributed in shares of ChoicePoint common stock. The shares distributed under the DCP2 Plan are provided from treasury shares or are acquired by ChoicePoint through open market purchases. The vesting criteria have been met and 256,875 shares of ChoicePoint common stock will be distributed under this plan.

PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO 2006 PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AVAILABLE

FOR GRANT THEREUNDER

General

The 2006 Plan is intended to attract and retain directors, officers, full-time employees and others who render significant services to ChoicePoint and its subsidiaries and to motivate these persons to achieve performance objectives related to our overall goal of increasing shareholder value. The Board of Directors recently approved an amendment to the 2006 Plan which, subject to shareholder approval, increases the number of shares available for grant under the 2006 Plan by 1,200,000 shares, for a total of 2,700,000 shares authorized for grants under the 2006 Plan. In addition, the aggregate number of shares authorized for grants of restricted shares, deferred shares, performance shares, performance units, share equivalent units or “other awards,” to the extent distributed in shares, under the 2006 Plan has been increased to 450,000 from 200,000 to permit us to make awards to executives that provide specified value through the issuance of fewer shares.

The 2006 Plan was originally adopted with a number of authorized shares sufficient to allow us to make equity awards primarily for 2006. The 2006 Plan also provides for annual cash incentive compensation to executive officers. The 2006 Plan has certain key features as follows:

•

authorized shares available for grant under the 2006 Plan (including the amendment) constitute 2.1% of shares outstanding as of February 28, 2007, and are expected to offer availability for additional equity awards primarily for 2007;

•	awards of options and appreciation rights may be made at no less than the fair market value on the date of grant; and

•	shareholder approval is required for amendments that cause dilution to shareholders and for amendments pertaining to the restrictions on the grant of certain replacement options or reload options.

The amendment to the 2006 Plan is being presented to shareholders for approval. If a quorum is present at the Annual Meeting, the approval of the amendment to the 2006 Plan must receive the affirmative vote of a majority of the votes cast at the annual meeting.

The Board of Directors believes shareholder approval of the amendment to the 2006 Plan is in our best interests. The principal reasons for adopting the amendment to the 2006 Plan are to ensure that we have a sufficient number of authorized shares available to provide for long-term, equity-based incentive compensation to directors, officers and employees.

Certain awards under the 2006 Plan are designed to qualify as performance-based under Section 162(m) of the IRC, which places a limit of $1,000,000 on the amount of compensation that we may deduct for federal income tax purposes unless it is performance-based. The 2006 Plan is also designed to comply with Rule 16b-3 under the Exchange Act of 1934, as amended, and, to the extent applicable, with the provisions of Section 409A of the IRC.

A summary description of the 2006 Plan, as amended, is set forth below. The full text of the 2006 Plan and the amendments to the 2006 Plan are annexed to this proxy statement as APPENDIX A, and the following summary is qualified in its entirety by reference to APPENDIX A.

Overview.  Under the 2006 Plan, the Compensation Committee is authorized to make awards of options to purchase shares of ChoicePoint common stock, tandem appreciation rights and/or free-standing appreciation rights, restricted shares, deferred shares, performance shares and performance units, and share equivalent units. The terms applicable to awards of the various types, including those terms that may be established by the Compensation Committee when making or administering particular awards, are set forth in detail in the 2006 Plan.

Shares Available Under the 2006 Plan.  If the amendment to the 2006 Plan is approved at the Annual Meeting, the number of shares of common stock that may be issued or transferred pursuant to awards, or in payment of dividend equivalents paid with respect to awards made under the 2006 Plan, may not exceed 2,700,000 in the aggregate, subject to adjustment as provided in the 2006 Plan. These shares of common stock may be shares of original issuance or treasury shares or a combination of both. Shares will not be counted as used under the 2006 Plan until they are actually issued and delivered to a participant. Shares tendered in payment of exercise price or for tax withholding obligations will reduce the aggregate number of shares available, and shares covered by appreciation rights, to the extent the appreciation rights are exercised and settled in common stock, will be considered issued under the 2006 Plan. Any shares repurchased by ChoicePoint with proceeds from option exercises will not be added to the aggregate share limits under the 2006 Plan. As of February 28, 2007, the market value of our common stock was $38.92 per share.

Outstanding Awards Under the 2006 Plan.  Assuming shareholder approval is obtained, there will be a total of 2,700,000 shares authorized for issuance under the 2006 Plan, representing a total of 3.5% of the shares outstanding as of February 28, 2007. We also maintain the 2003 Plan which has 256,706 shares remaining and available for grant as of February 28, 2007. Accordingly:

•

If the amendment to the 2006 Plan is not approved, as of February 28, 2007, there are only 365,610 shares, or 0.5% of the outstanding shares, remaining available for issuance under the 2006 Plan (and a total of 622,316 shares, or 0.8% of the outstanding shares, including the remaining shares available under the 2003 Plan). Of these amounts, the number of shares authorized for grants of restricted shares, deferred shares, performance shares, performance units, share equivalent units or “other awards,” to the extent distributed in shares, under the 2006 Plan will be limited to 550 shares (and a total of 34,188 shares including the remaining authorization under the 2003 Plan).

•

If the amendment to the 2006 Plan is approved, as of February 28, 2007, there would be 1,565,610 shares, or 2.1% of the outstanding shares, remaining available for issuance under the 2006 Plan (and a total of 1,822,316 shares, or 2.4% of the outstanding shares, including the remaining shares available under the 2003 Plan). Of these amounts, the number of shares authorized for grants of restricted shares, deferred shares, performance shares, performance units, share equivalent units or “other awards”, to the extent distributed in shares, under the 2006 Plan will be 250,550 and including the 2003 Plan, 284,188.

In addition, under the 1997 Plan, 559,701 shares remain available for grant as of February 28, 2007. These shares will be used solely to meet the obligations of that plan to provide “reload” options pursuant to previous commitments under the 1997 Plan.

Awards granted under the 2006 Plan have been in the form of options, restricted shares and share equivalent units. Awards under the 2006 Plan have been made only to key consultants and employees other than executive officers, and no awards have been made to executive officers or directors under the 2006 Plan. From inception through February 28, 2007, the total number of options, restricted shares and share equivalent units granted to all key consultants and employees (including all current officers who are not executive officers) as a group under the 2006 Plan was 1,134,390, with a weighted-average exercise price payable per share for options granted to this group of $45.71.

Eligibility.  Officers, directors and full-time employees of ChoicePoint and its subsidiaries, and others who render significant services, may be selected by the Compensation Committee to receive benefits under the 2006 Plan. The class of eligible participants may not be expanded without shareholder approval. There were approximately 350 officers, eight non-employee directors and 2,415 other employees eligible to participate in the 2006 Plan as of February 28, 2007. In addition, for annual incentive awards, eligible participants are those executives who constitute “restricted employees,” as described under “Performance Goals.”

Limitations on Specific Kinds of Awards.  In addition to the general limitation on the number of shares of common stock available under the 2006 Plan, the 2006 Plan specifically limits the number of shares issued as restricted shares or deferred shares, or as performance shares, performance units, share equivalent units or “other awards,” to the extent distributed in shares, to 450,000 in the aggregate. Additionally, the 2006 Plan provides for specific limits and other requirements for certain awards to qualify as performance-based compensation for the purpose of Section 162(m) of the IRC. No participant may be granted (1) option rights, in the aggregate, for more than 750,000 shares of common stock during any calendar year, or (2) appreciation rights in the aggregate, for more than 750,000 shares of common stock during any calendar year, or (3) awards of performance shares, performance units, share equivalent units, deferred shares or restricted shares which in total have an aggregate maximum value as of their respective dates of grant more than $4,000,000 in any fiscal year, nor shall an annual incentive award to a restricted employee exceed $4,000,000 in any fiscal year. In addition, the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options, within the meaning of Section 422 of the IRC, may not exceed 2,700,000.

Option Rights.  The Compensation Committee may grant option rights, which entitle the holder to purchase shares of common stock at a price equal to or greater than market value at the date of grant, which is the closing price of the stock on the New York Stock Exchange on the date of grant. The option price is payable in cash, by the transfer to us of shares of common stock, by a combination of these payment methods or by other consideration authorized by the Compensation Committee. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of common stock to which the exercise relates. Option rights granted under the 2006 Plan may be incentive stock options, option rights that are not intended to qualify as incentive stock options, or combinations of incentive stock options and non-qualified stock options. Incentive stock options will be granted only to participants who are “employees” as defined in the IRC. Each grant specifies the period of employment, which for officers shall generally be not less than three years, or performance goals required to be achieved before the option or portions of options will become exercisable. Option rights will not continue to be exercisable in any event beyond seven years from the date of grant. Option rights may not be amended to reduce the option price, nor may options be cancelled and replaced with rights with lower option prices, without further approval of the shareholders. No grant may provide for the automatic grant of reload option rights.

Appreciation Rights.  A tandem appreciation right is a right to receive up to 100% of the spread between the option price and the current value of the shares of common stock underlying an option upon surrender and cancellation of the option. A free-standing appreciation right is the right to receive a percentage of the spread at the time of exercise. When computing the spread for a free-standing appreciation right, the base price must be equal to or greater than the market value of the underlying common stock on the date of grant. Any grant may specify waiting periods or performance goals which must be reached before exercise, and permissible exercise dates or periods. Appreciation rights will not continue to be exercisable in any event beyond seven years from the date of grant. Appreciation rights may not be amended to reduce the market value of the shares at the date of grant, nor may appreciation rights be cancelled and replaced with rights based on lower market value of the shares at the date of grant, without further approval of the shareholders.

Restricted Shares.  An award of restricted shares involves the immediate transfer to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services, with the participant entitled to voting, dividend and other ownership rights in the restricted shares. The transfer is made without additional consideration or in consideration of a payment by the participant that is less than current market value. In addition, the transfer may be conditioned on the achievement of performance goals. To the extent that performance goals are partially met, an award may provide for partial vesting. An award of restricted shares may provide that any dividends or other distributions declared with respect to the restricted shares will be subject to the same restrictions as the underlying award and will be released to the participant when the restrictions are eliminated. Restricted shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the IRC for a period to be determined by the Compensation Committee, or until the achievement of the stated performance goals. If the elimination of said restrictions is based on the passage of time rather than the achievement of performance goals, the period of time shall be no shorter than three years, except that said restrictions may be removed ratably no more than once each twelve months during the three-year period. In addition, an award may provide for earlier termination of the restricted period in the event of a change-

in-control or similar event, retirement, death or disability. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue, subject to the limited rights of transferability described below under “Transferability”.

Deferred Shares.  An award of deferred shares constitutes an agreement to deliver shares of common stock to the participant in the future in consideration of the performance of services, but subject to the fulfillment of specified conditions. During the deferral period, the participant has no right to transfer any rights under the deferred shares, except as described below under “Transferability,” and has no rights of ownership in the deferred shares. Awards of deferred shares may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share at the date of grant. Except in the event of a change-in-control or similar event, retirement, death or disability, deferred shares must be subject to a deferral period of not less than three years, except that a grant may provide that the deferral period will expire ratably during said three-year period, once each twelve months, as determined by the Compensation Committee at the date of grant.

Performance Shares and Performance Units.  A performance share is the equivalent of one share of common stock, and a performance unit is the equivalent of $100.00. A recipient must meet one or more performance goals within a specified performance period to earn the award in full. To the extent that performance goals are partially met, an award may provide for partial payment. Alternatively, if a minimum level of acceptable achievement is established by the Compensation Committee, that minimum level must be exceeded in order to earn a portion of the award; the amount earned in this case will be determined in accordance with a formula. The Compensation Committee may provide for the payment of dividend equivalents with respect to an award for performance shares, which will be subject to the same restrictions as the underlying award and will be released to the participant when the restrictions are eliminated.

Share Equivalent Units.  An award of share equivalent units results in the creation of a bookkeeping account which tracks the price of our common shares. When the participant has served ChoicePoint for the period of time specified at the time of grant, or when specified performance goals have been met, the value of the account will be distributed in cash, common shares, restricted shares or a combination thereof, as determined by the Compensation Committee. An award of share equivalent units will provide that any dividends or other distributions declared with respect to the share equivalent units will be subject to the same restrictions as the underlying award and will be released to the participant when the restrictions are eliminated.

Other Awards.  The Compensation Committee may also specify the terms and provisions of other equity-based or equity-related awards not described above, which awards may provide for the acquisition or future acquisition of our common shares. Common shares which are the subject of these “other awards” may represent no more than 5% of the initially authorized shares available for grant under the 2006 Plan.

Annual Incentive Awards.  The 2006 Plan also provides for the grant of annual incentive awards to restricted employees. Similar awards may be made to officers and other employees pursuant to other programs established by ChoicePoint. Annual incentive awards are paid in cash at the end of our fiscal year, in amounts which reflect the degree of achievement of performance goals established by the Compensation Committee for the participant during the first 90 days of the fiscal year. Minimum goals will be established by the Compensation Committee for a participant, which must be met before any award is paid. A formula will determine the portion of the award which will be paid if performance exceeds the minimum but falls short of full achievement of the performance goals. Notwithstanding the achievement of a participant’s performance goals, the Compensation Committee has the discretion to reduce (but not to increase) the award which will be paid. The Compensation Committee must certify the achievement of performance goals before awards will be paid. The 2006 Plan provides that restricted employees who are granted an annual incentive award must be employed at the time of payment, although awards will be prorated if a change in control occurs during the year or if the restricted employee’s employment is terminated due to retirement.

Performance Goals.  Performance goals may be described either in terms of Company-wide objectives or objectives that are related to performance of the individual participant or the division, subsidiary, department, region, function or business unit in which the participant is employed. The performance goals applicable to any award to a participant who is a “restricted employee” will be based on specified levels of achievement, growth, or improvement in one or more of the following business criteria: (1) the price of our securities; (2) revenue; (3) book value per share; (4) return on equity, assets, capital or investment; (5) economic value added; (6) total shareholder return; (7) operating performance; (8) strategic initiatives; (9) earnings margin or earnings per share; (10) cash flow; and (11) operating profit after amortization. For purposes of using earnings as a business criteria, they may be calculated as net, gross, operating, pre-tax, before interest and taxes, or before interest, taxes, depreciation and amortization. “Restricted employees” are generally “covered employees” within the meaning of Section 162(m) of the IRC, unless the Compensation Committee specifically provides at the time of any grant that such participant will not be considered a restricted employee. The performance goals applicable to any award to a participant who is not a restricted employee may include any other management objectives designated by the Compensation Committee. The Compensation Committee must certify the achievement of performance goals with respect to awards made to restricted employees, in order for the award to be earned.

If the Compensation Committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the business criteria unsuitable, the Compensation Committee may modify the business criteria or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a restricted employee where such an action would be the only factor which would result in the loss of the otherwise available exemption of the award under Section 162(m) of the IRC.

Awards to Non-Employee Officers or Directors.  The Compensation Committee may, in its discretion, authorize the grant of option rights or the grant or sale of restricted shares or share equivalent units to officers or directors of ChoicePoint who are not employees of ChoicePoint or its subsidiaries. Each such grant or sale will be upon terms and conditions consistent with those described above for employees.

Foreign Employees and Providers of Services.  The Compensation Committee may provide for special terms for awards to participants who are foreign nationals or who are employed by, or provide services to, ChoicePoint or any of its subsidiaries outside of the United States of America as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Compensation Committee may approve supplements, amendments, restatements or versions of the 2006 Plan as it deems necessary for such purposes so long as such supplements, restatements and versions are consistent with the 2006 Plan. The 2006 Plan includes provisions applicable to awards with respect to residents of the United Kingdom.

Transferability.  Except as described below, no award under the 2006 Plan is transferable by a participant other than by designation of a beneficiary or by will or the laws of descent and distribution or, during a participant’s lifetime, with the consent of ChoicePoint’s Chief Financial Officer or its Vice President with responsibility for compensation and benefits. No transfers are permitted in any event for tangible consideration paid to the participant or a prior transferee. In any case, unless the Compensation Committee provides otherwise, such a transfer may only be made to a family member of the participant or a trust or partnership for a family member or to a tax-exempt charity. Only the participant, or the participant’s guardian or legal representative in the event of the participant’s legal incapacity, or a transferee described above, may exercise option rights or appreciation rights or “other awards” during the participant’s lifetime. Any transferee will be subject to the same terms and conditions under the 2006 Plan as the participant.

Adjustments.  The number, kind, and price of shares covered by outstanding awards will be adjusted by the Compensation Committee in the event of stock combinations, changes in our capital structure, mergers, spin-offs, partial or complete liquidation, equity restructurings and similar events to prevent dilution or enlargement of the rights of the participant. The Compensation Committee may also make or provide for adjustments in the numbers of shares available under the 2006 Plan and available for specific kinds of awards under the 2006 Plan as the Compensation Committee may determine appropriate to reflect such a transaction or event, and said numbers shall be automatically adjusted in the event of a stock dividend or stock split. No adjustments will be made, however, with respect to options that are “incentive stock options” if the adjustment would result in the loss of such status.

Change-in-Control.  A definition of change-in-control is specifically included in the 2006 Plan, the full text of which is attached to this proxy statement as APPENDIX A. Generally, a change-in-control includes the acquisition by a person of 30% or more of our voting securities, specified changes in the Board of Directors and specified business combination transactions and similar events. Awards under the 2006 Plan may provide for acceleration of exercisability or early termination of restrictions in the event of a change-in-control.

To the extent an award under the 2006 Plan is deemed to be vested or restrictions lapse, expire or terminate upon a change-in-control and the change-in-control does not meet the requirements of Section 409A of the IRC, payment will not be made to the participant prior to the earliest of (i) the date of the participant’s separation from service (determined in accordance with Section 409A), or, for certain employees specified in Section 409A, six months from the date of such separation of service, (ii) the date otherwise payable under the 2006 Plan, if permitted by Section 409A, and (iii) the participant’s death.

Withholding Taxes.  To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2006 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of the payment or the realization of the benefit that the participant or the other person make arrangements satisfactory to us for payment of the balance of taxes required to be withheld. These arrangements, in the discretion of the Compensation Committee, may include relinquishment of a portion of the benefit.

Administration and Amendments.  The 2006 Plan is to be administered by the Compensation Committee. The Board of Directors appoints the Compensation Committee, which shall consist of not less than three directors who meet the standards for independence established by applicable requirements of the IRC, the SEC and the New York Stock Exchange. Awards are granted at the discretion of the Compensation Committee and are therefore not yet determinable. The Compensation Committee’s interpretation of the 2006 Plan and related agreements and documents is final and conclusive. The 2006 Plan may be amended from time to time by the Compensation Committee, provided shareholder approval of any amendment will be obtained when required by the 2006 Plan or by applicable law or the rules of any national securities exchange upon which our shares of common stock are then traded or quoted.

Termination.  No grant under the 2006 Plan may be made after April 25, 2016 (ten years after the date that the 2006 Plan was initially approved by shareholders), but all grants made on or before that date will continue in effect after that date subject to the terms of those grants and the 2006 Plan. Option rights and appreciation rights will not continue to be exercisable in any event beyond seven years from the date of grant.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences of certain transactions under the 2006 Plan based on federal income tax laws in effect on January 1, 2007. This summary is not intended to be complete and does not describe state or local tax consequences.

Non-Qualified Stock Options.  In general, (i) no income will be recognized by an option holder at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the option holder in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a capital gain (or capital loss).

Incentive Stock Options.  No income generally will be recognized by an option holder upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the option holder pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of those shares is made by the option holder within two years after the date of grant or within one year after the transfer of those shares to the option holder, then upon sale of those shares, any amount realized in excess of the option price will be taxed to the option holder as a capital gain and any loss sustained will be a capital loss. If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the option holder generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of those shares at the time of exercise, or, if less, the amount realized on the disposition of those shares in a sale or exchange, over the option price paid for those shares.

Appreciation Rights.  No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received upon exercise.

Restricted Shares.  The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares, reduced by any amount paid by the participant for those restricted shares, at such time as the shares are no longer subject to forfeiture or restrictions on grant for purposes of Section 83 of the IRC. However, a recipient who so elects under Section 83(b) of the IRC within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the fair market value of those shares, determined without regard to the forfeiture restrictions and restrictions on transfer, over the purchase price, if any, of those restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the forfeiture restrictions and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

Deferred Shares.  No income generally will be recognized upon the award of deferred shares. The recipient of a deferred share award generally will be subject to tax at ordinary income rates on the fair market value of nonrestricted shares of common stock on the date that those shares are transferred to the participant under the award, reduced by any amount paid by the participant for the deferred shares.

Performance Shares and Performance Units.  No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received.

Share Equivalent Units.  No income generally will be recognized upon the grant of share equivalent units. Upon distribution of the value of those units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted common shares received.

Annual Incentive Awards.  A participant will generally be taxed as receiving ordinary income in the year of receipt of cash paid to the recipient based on an annual incentive award.

Tax Consequences to ChoicePoint or its Subsidiaries.  To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the IRC and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the IRC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2006 PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AVAILABLE FOR GRANT THEREUNDER.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006. In addition, the Audit Committee reviewed and discussed with management the assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006.

In connection with their audit of the Company’s financial statements for the year ended December 31, 2006, Deloitte, the Company’s independent registered public accountants, were responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In addition, Deloitte was responsible for expressing an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006.

The Audit Committee discussed with Deloitte the matters required by Statement of Accounting Standards No. 61, as amended. In addition, the Audit Committee received from and discussed with Deloitte the written disclosures and letter from Deloitte required by the Independence Standards Board Standard No. 1 regarding their independence.

The members of the Audit Committee are independent as required by the listing standards of the New York Stock Exchange and the independence requirements promulgated by the SEC.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accountants to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. The Audit Committee and the Board have also approved, subject to shareholder ratification, the appointment of Deloitte as the Company’s independent registered public accountants for the year ending December 31, 2007.

The Audit Committee has approved a policy prohibiting the Company from hiring into a senior financial reporting role any current or former employee of the independent registered public accountants who was a member of the audit engagement team within the past year.

Audit Committee

JOHN B. MCCOY (Chairman)

E. RENAE CONLEY

CHARLES I. STORY

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT CHOICEPOINT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

PROPOSAL NO. 4—RATIFICATION OF APPOINTMENT OF DELOITTE AS

CHOICEPOINT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors has selected Deloitte as ChoicePoint’s independent registered public accountants for the fiscal year ending December 31, 2007 and recommends that the shareholders vote for the ratification of such appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent registered public accountants at any time during the year if the Board of Directors determines that such a change would be in the best interests of ChoicePoint and its shareholders. A representative of Deloitte will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE CHOICEPOINT BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS CHOICEPOINT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

AUDIT FEES AND OTHER FEES

During fiscal years ended December 31, 2005 and 2006, ChoicePoint retained Deloitte to provide services in the following categories and amounts:

	2005	2006
Audit Fees (1)	$687,000	$881,465
Audit-Related Fees (2)	$92,900	$143,540
Tax Fees (3)	$—	$—
Sarbanes-Oxley 404 Fees (4)	$1,064,000	$882,000
All Other Fees (5)	$—	$—

(1)	Audit fees include audit of the annual financial statements and quarterly reviews.
(2)	Audit-related fees include agreed-upon procedures reports, acquisitions and accounting consultations.
(3)	No tax services were provided by Deloitte for fiscal 2005 or 2006.
(4)	Fees related to the audit of management’s assessment of the Company’s internal control over financial reporting.
(5)	No other services were provided by Deloitte for fiscal 2005 or 2006.

Pursuant to its charter, the Audit Committee must pre-approve all audit and non-audit services to be performed by the independent registered public accountants. As a matter of corporate policy, the Company’s independent registered public accountants do not perform any services other than audit and audit-related services.

OTHER MATTERS

ChoicePoint Shareholder Proposals

Any shareholder proposal, including nominations for candidates for election as directors, intended for inclusion in the proxy statement for ChoicePoint’s 2008 Annual Meeting of Shareholders must be received by ChoicePoint at its principal executive offices on or before November 22, 2007. In accordance with ChoicePoint’s bylaws, any shareholder proposal submitted for consideration at ChoicePoint’s 2008 Annual Meeting of Shareholders and any shareholder director nomination (even if not submitted for inclusion in the proxy statement) must be received by ChoicePoint at its principal executive offices on or before November 22, 2007 and must comply with the written notice requirements specified in the Bylaws or such proposal or nomination will be considered out of order and will not be acted upon at ChoicePoint’s 2008 Annual Meeting of Shareholders.

Certain Relationships and Related Transactions

ChoicePoint reviews relationships and transactions in which ChoicePoint and its directors and executive officers or their immediate family members are participants to determine whether such relationships and transactions are related party transactions or that are reportable under the SEC’s disclosure requirements regarding such transactions (“Related Party Transactions”). At least annually, each director and executive officer must complete a detailed questionnaire in which they are required to disclose any such relationship or transaction. The Corporate Governance and Nominating Committee reviews all such disclosed transactions or relationships. As required by the SEC’s rules, relationships or transactions that the Corporate Governance and Nominating Committee and the full Board determine to be Related Party Transactions will be disclosed in ChoicePoint’s proxy statement relating to the next annual meeting of shareholders.

In addition, the ChoicePoint Inc. Code of Conduct provides that ChoicePoint’s employees and directors must avoid any activity that is or has the appearance of being a conflict of interest. Directors and employees are required to report any transaction or relationship that may be perceived as a conflict of interest to ChoicePoint’s Chief Executive Officer, General Counsel or to a confidential employee hotline. ChoicePoint’s General Counsel has the responsibility for the day-to-day administration of the ChoicePoint Inc. Code of Conduct, but the Audit Committee has ultimate responsibility for its administration.

In the course of its review of a Related Party Transaction or any other relationship or transaction that may constitute a conflict of interest, the Audit Committee will consider, among other things:

•	the nature of the related person’s interest in the relationship or transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of payments or other consideration received by the participants in the transaction;

•	the importance of the relationship or transaction to the related person;

•	the importance of the relationship or transaction to us; and

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interests.

ChoicePoint has certain agreements and relationships in the normal course of business with companies with which ChoicePoint directors are associated, but which are not sufficiently significant to be reportable. All of these transactions and services provided in 2006 are the result of arm’s-length negotiations and are on terms that are reasonable and competitive. In all cases such purchases or sales in 2006 were less than one percent of the other company’s 2006 revenues. Additional transactions of this nature may take place in the ordinary course of business in the future and will be reviewed as discussed above. The Board has reviewed the business and charitable relationships between each director and executive officer and ChoicePoint and believes that none of these relationships are directly or indirectly material to the director or to ChoicePoint.

ChoicePoint Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the regulations of the SEC require ChoicePoint’s executive officers, directors and persons who beneficially own more than 10% of the outstanding shares of ChoicePoint common stock to file initial reports of ownership and changes in ownership of the ChoicePoint common stock with the SEC and the New York Stock Exchange. Executive officers, directors and ChoicePoint 10% shareholders are required by the regulations of the SEC to furnish ChoicePoint with copies of all reports that they file pursuant to Section 16(a). In addition, Item 405 of Regulation S-K requires ChoicePoint to identify in its proxy statement each reporting person that failed to file on a timely basis reports required by Section 16(a) during the most recent fiscal year or prior fiscal years. To ChoicePoint’s knowledge, based upon a review of the copies of such forms furnished to ChoicePoint and written representations from ChoicePoint’s executive officers and directors, all filing requirements applicable to ChoicePoint’s executive officers, directors and persons who beneficially own more than 10% of the ChoicePoint common stock complied with the applicable reporting requirements for 2006.

Annual Report to Shareholders/Annual Report on Form 10-K

The Annual Report to Shareholders of ChoicePoint Inc. for the year ended December 31, 2006, including audited financial statements, accompanies this proxy statement. The Annual Report does not form any part of the material for the solicitation of proxies. Additionally, ChoicePoint files an Annual Report on Form 10-K with the SEC. A COPY OF CHOICEPOINT’S MOST RECENT FORM 10-K WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON WHO MAKES A WRITTEN REQUEST TO THE OFFICE OF THE CORPORATE SECRETARY, CHOICEPOINT INC., 1000 ALDERMAN DRIVE, ALPHARETTA, GEORGIA 30005.

Other Matters at the Annual Meeting

ChoicePoint is unaware of any matter to be presented at the Annual Meeting other than as described in this proxy statement. If other matters are properly presented at the Annual Meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including, without limitation, any proposal to adjourn or postpone the Annual Meeting.

People with Disabilities

We can provide reasonable assistance to help you attend the Annual Meeting if you inform us about your disability and your plans to attend the Annual Meeting. Please call or write the Corporate Secretary at least two weeks before the Annual Meeting at 1000 Alderman Drive, Alpharetta, Georgia 30005 or (770) 752-6000.

Expenses of Solicitation

ChoicePoint has retained Morrow & Co., Inc. to aid in the solicitation of proxies. ChoicePoint estimates the cost of these services to be approximately $6,500, plus out-of-pocket expenses. The cost of soliciting proxies will be borne by ChoicePoint. Proxies may be solicited by personal interview, mail or telephone. In addition, ChoicePoint may reimburse brokerage firms and other persons representing beneficial owners of shares of ChoicePoint common stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by ChoicePoint’s executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.

By Order of the Board of Directors,

DAVID W. DAVIS
Corporate Secretary

Alpharetta, Georgia

March 21, 2007

APPENDIX A

CHOICEPOINT INC.

2006 Omnibus Incentive Plan

1. Purpose.  The purpose of the 2006 Omnibus Incentive Plan (the “Plan”) is to attract and retain directors, officers and key employees for ChoicePoint Inc. (the “Corporation”) and its Subsidiaries and to provide to such persons incentives and rewards for superior performance. The Plan contains provisions for both annual incentives, which will generally be paid in cash, and long-term incentives, which may be represented by equity interests in the Corporation and/or cash.

2. Definitions.  As used in this Plan,

“Annual Meeting” means the annual meeting of shareholders of the Corporation.

“Annual Incentive Award” means the cash award described in Sections 16 through 19 of this Plan.

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, including a Free-standing Appreciation Right or a Tandem Appreciation Right.

“Base Compensation” means the aggregate payments made on a biweekly basis during the Plan Year at the base rate of pay applicable to a Participant for the payroll period in question, but not including bonuses, commissions or other similar amounts, nor any benefit plan contributions, nor any such compensation received during, or as a consequence of, an approved leave of absence. Base Compensation shall include any such base rate compensation the receipt of which may have been deferred by the Participant’s election. Base Compensation shall only include said amounts paid (or deferred) during the portion of a Plan Year in which a person is a Participant.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

“Board” means the Board of Directors of the Corporation.

“Business Criteria” means the criteria established pursuant to this Plan for Participants who have received grants pursuant to this Plan, with respect to grants which are paid either in Common Shares or in cash, where those grants are conditioned by their terms upon satisfaction of Performance Goals in relation to said criteria. Business Criteria may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, business unit, division, department, region or function within the Corporation or Subsidiary in which the Participant is employed. The Performance Goals relating to the Business Criteria may be made relative to the performance of other corporations. The Performance Goals applicable to an award to a Restricted Employee shall be based on specified levels of achievement, growth or improvement with respect to one or more of the following Business Criteria:

(1)	Earnings (Gross, Operating, Pre-Tax, Before Interest and Taxes (EBIT), Before Interest, Taxes, Depreciation and Amortization (EBITDA), Net)

a)	Per share

b)	Margin

(2)	Cash Flow (Operating, Free, Net)

(3)	Revenue

(4)	Economic Value Added (EVA)

(5)	Total Shareholder Return

(6)	Return on:

a)	Equity (Beginning, Ending, Average)

b)	Assets (Beginning, Ending, Average, Net, Employed)

c)	Capital (Beginning, Ending, Average)

d)	Investment (Beginning, Ending, Average)

(7)	Price of Any Security of the Corporation

(8)	Book Value per Share

(9)	Operating Performance

(10)	Strategic Initiatives

(11)	Operating Profit After Amortization (OPAA)

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Business Criteria unsuitable, the Committee may in its discretion modify such Business Criteria, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Restricted Employee where such action would be the only factor which would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Business Criteria as to the Restricted Employee.

“Change in Control” shall have the meaning provided in Section 14 of this Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee (or a subcommittee) described in Section 24 of this Plan.

“Common Shares” means shares of common stock, $.10 par value per share, of the Corporation or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.

“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or Share Equivalent Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

“Deferred Shares” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

“Designated Subsidiary” means a Subsidiary that is (i) not a corporation or (ii) a corporation in which at the time the Corporation owns or controls, directly or indirectly, less than 80 percent of the total combined voting power represented by all classes of stock issued by such corporation, as referenced in Section 21 below.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Family Member” means a Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings (including half-brothers and sisters), nieces, nephews and in-laws.

“Free-standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Market Value per Share” means, as of any particular date, the closing price of the Common Shares on a national stock exchange on said date, or if said date is not a business date, the immediately preceding business date.

“Non-Employee Officer or Director” means an officer or director of the Corporation who is not an employee of the Corporation or any Subsidiary.

“Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.

“Option Price” means the purchase price payable on exercise of an Option Right.

“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 10 of this Plan.

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer, or other key employee of the Corporation or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Officer or Director who receives an award pursuant to Section 10 of this Plan, or any other person, whether or not an employee, Director or officer, who renders significant services as a consultant or otherwise, in the discretion of the Committee. This definition may only be expanded with the approval of the shareholders of the Corporation.

“Performance Goal” means the level of achievement, growth or improvement with respect to one or more Business Criteria, or with respect to an award or grant to an individual who is not subject to the restrictions of this Plan applicable to Restricted Employees, any other management objectives designated by the Committee, which must be met to earn a stated award or grant hereunder within a stated Performance Period. Any such determination made by the Committee shall include a minimum acceptable level of achievement, below which no award will be paid, and a maximum level above a Performance Goal which may result in incremental additional payment, and a formula for determining the amount of payment if performance falls between said minimums and maximums. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render a Performance Goal unsuitable, the Committee may in its discretion modify such Performance Goal or the related minimum acceptable level of achievement, or maximum level for which incremental benefits will be paid, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Restricted Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Performance Goals as to the Restricted Employee. The satisfaction of a Performance Goal applicable to any award to a Restricted Employee must be certified by the Committee in each case.

“Performance Period” means, with respect to Performance Goals, the period of time within which the relevant performance is to be measured, which shall not be less than one year, except in the event of certain occurrences, including but not limited to retirement or Change in Control, provided elsewhere in the Plan.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $100.00 awarded pursuant to Section 8 of this Plan.

“Plan Year” means the Corporation’s fiscal year.

“Restricted Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision). The Committee may, however, specifically provide at the time of granting an award or grant under this Plan that such a person is not to be considered a Restricted Employee for these purposes.

“Restricted Shares” means Common Shares granted or sold pursuant to Section 6 or Section 10 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 or Section 10 has expired.

“Retirement” means termination of employment after the attainment of a minimum age of 50 and completion of that number of years service with the Corporation or a Subsidiary which, when added to the Participant’s age at said time, equals at least 75; unless the Committee provides differently in a specific grant or award. With respect to Non-Employee Officers and Directors, “Retirement” shall mean cessation of service after the sixth anniversary of commencement of service in said capacity.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Share Equivalent Unit” means a bookkeeping unit, described in Section 9 or Section 10 of this Plan the value of which at the time of grant is equal to the Market Value per Share of a Common Share.

“Spread” means the excess of the Market Value per Share of the Common Shares (i) on the date when an Appreciation Right is exercised, over the Market Value per Share as of the date the Appreciation Right is granted, or (ii) on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

“Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Corporation owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

“Voting Shares” means at any time, the then-outstanding securities entitled to vote generally in the election of directors of the Corporation.

3. Shares Available Under the Plan.

(a) Subject to adjustment as provided in Section 13 of this Plan, the number of Common Shares that may be issued or transferred to Participants (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) in payment of Share Equivalent Units, (vi) pursuant to Other Awards specified in Section 11 of this Plan or (vii) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 1,500,000 shares of which no more than 200,000 shares in the aggregate shall be granted as Restricted Shares or Deferred Shares, or as Performance Shares, Performance Units, Share Equivalent Units or Other Awards, but only to the extent distributed in shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Subject to the adjustments provided for in Section 13 below, the number of Common Shares which may be issued or transferred to Participants pursuant to the first sentence of this subsection (a) may only be increased with the approval of the shareholders of the Corporation.

(b) The number of Common Shares covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant, and therefore the total number of shares available under the Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (i) the number of Common Shares tendered or otherwise used in payment of the Option Price of an Option Right shall nonetheless reduce the aggregate plan limit described above; (ii) the number of Common Shares withheld by the Company to satisfy the tax withholding obligation shall reduce the aggregate plan limit described above; and (iii) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not Common Shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Plan. In the event that the Company repurchases shares with option right proceeds, those shares will not be added to the aggregate plan limit described above.

(c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 1,500,000 shares, subject to adjustments as provided in Section 13 of this Plan.

(d) Notwithstanding any other provision of this Plan to the contrary, no Participant shall be granted Option Rights for more than 750,000 Common Shares during any plan year, subject to adjustments as provided in Section 13 of this Plan. Further, in no event shall any Participant in any plan year receive more than 750,000 Appreciation Rights, subject to adjustments as provided in Section 13 of this Plan.

(e) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any Plan Year receive an award of Performance Shares, Performance Units, Share Equivalent Units, Deferred Shares or Restricted Shares pursuant to this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $4,000,000, nor shall a Restricted Employee receive an Annual Incentive Award in any Plan Year in excess of $4,000,000.

PROVISIONS RELATING TO LONG-TERM INCENTIVES (SECTIONS 4-15)

4. Option Rights.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant shall specify an Option Price per share, which may be no less than 100 percent of the Market Value per Share on the Date of Grant.

(c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Corporation, (ii) by the actual or constructive transfer to the Corporation of nonforfeitable, unrestricted Common Shares owned by the Optionee (or other consideration authorized pursuant to subsection (d) below) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

(d) The Committee may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise), Share Equivalent Units or Performance Units. Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Option

Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Shares received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Share Equivalent Units or Performance Units surrendered.

(e) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Corporation of some or all of the shares to which such exercise relates.

(f) No grant may provide for the automatic grant of reload option rights to an Optionee upon the exercise of Option Rights.

(g) No outstanding Option Right may be amended to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Corporation. This Section 4(g) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 13 of this Plan.

(h) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(i) Each grant shall specify the period or periods of continuous service by the Optionee with the Corporation or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control, Retirement, death or disability of the Optionee or other similar transaction or event, or may provide for the continuation of vesting following the occurrence of any such transaction or event.

(j) In lieu of the period of performance referred to in subparagraph (i) above, any grant of Option Rights may specify Performance Goals that must be achieved as a condition to the exercise of all or a portion of such rights. The grant may provide for earlier exercise of such Option Rights in the event of a Change in Control, Retirement, death or disability of the Optionee or other similar transaction or event during a Performance Period.

(k) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” as contained in Section 3401(c) of the Code.

(l) The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

(m) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(n) Each grant shall specify the term of the Option Right; provided, however, that no Option Right shall be exercisable more than seven (7) years from the Date of Grant.

(o) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights.  The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the

Spread at the time of the exercise of such right. Any grant of Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Optionee or retain in the Committee the right to elect among those alternatives, except that the distribution to a Participant to whom Section 22(b) applies shall be made in Common Shares equal in value to the amount otherwise payable, determined at the time of distribution.

(b) Any grant may specify that the amount payable by the Corporation on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(d) Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

(e) Each grant of Appreciation Rights shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to and accepted by the Participant, which agreement shall describe such Appreciation Rights, identify the related Option Rights, if any, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(f) In lieu of the waiting periods referred to in subparagraph (c) above and (h)(iii) below, any grant of Appreciation Rights may specify Performance Goals that must be achieved as a condition of the exercise of all or a portion of such rights.

(g) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation. In addition, a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.

(h) Regarding Free-standing Appreciation Rights only:

(i)	Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to such Participant remain unexercised;

(iii)	Each grant shall specify the period or periods of continuous service by the Participant with the Corporation or any Subsidiary that is necessary, or the Performance Goals that must be achieved, before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a Change in Control, Retirement, death or disability of the Participant or other similar transaction or event as approved by the Committee; and

(iv)	No Free-standing Appreciation Right granted under this Plan may be exercised more than seven (7) years from the Date of Grant.

(i) No outstanding Appreciation Right may be amended to reduce the Market Value per Share on the Date of Grant. Furthermore, no Appreciation Right shall be cancelled and replaced with awards having a lower Market Value per Share on the Date of Grant without further approval of the shareholders of the Corporation. This Section 5(i) is intended to prohibit the repricing of “underwater” Appreciation Rights and shall not be construed to prohibit the adjustments provided for in Section 13 of this Plan.

6. Restricted Shares.  The Committee may also authorize the grant or sale to Participants of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations contained in subparagraphs (b), (e) and (f), and shall be subject to all of the requirements contained in subparagraphs (a), (c), (d) and (g) below:

(a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant, or upon achievement of Performance Goals referred to in subparagraph (e) below. If the elimination of said restrictions is based on the passage of time rather than the achievement of Performance Goals, the period of time shall be no shorter than three (3) years, except that said restrictions may be removed no more than once every twelve months commencing with the Date of Grant, on a ratable basis during the three year period. Any grant or sale may nonetheless provide for the earlier termination of such period in the event of a Change in Control or similar transaction, Retirement, death or disability of the Participant as approved by the Committee.

(d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted except as permitted in Section 12 below, or as may be prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Shares may specify Performance Goals which, if achieved, will result in termination or early termination of the restrictions applicable to all or a portion of such shares.

(f) Any such grant or sale of Restricted Shares may require that any or all cash dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and held in a notional cash account for the Participant which shall be subject to the same restrictions as the underlying award, and distributed, when appropriate, in cash, without interest, or as to Participants to whom Section 22(b) applies, in Common Shares equal in value to said cash account at the time of distribution. Any stock dividends shall be subject to the same restrictions as the Shares upon which said dividends are declared.

(g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Corporation until all restrictions thereon shall have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

7. Deferred Shares.  The Committee may also authorize the grant or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations contained in subparagraph (b), and shall be subject to all of the requirements contained in subparagraphs (a), (c), (d) and (e) below:

(a) Each such grant or sale shall constitute the agreement by the Corporation to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall be subject, except (if the Committee shall so determine) in the event of a Change in Control or other similar transaction or event, Retirement, death or disability, to a Deferral Period of not less than three (3) years, except that a grant may provide that the Deferral Period will expire ratably during said three-year period, no more than once every twelve months commencing with the Date of Grant, as determined by the Committee at the Date of Grant.

(d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award except to the extent provided in Section 12 below and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares, except that, as to Participants to whom Section 22(b) applies, in Common Shares equal in value to said cash account at the time of distribution.

(e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Performance Shares or Performance Units.  The Committee may also authorize the grant of Performance Shares or Performance Units that will become payable to a Participant upon achievement of specified Performance Goals. Each such grant may utilize any or all of the authorizations contained in subparagraphs (f), (g) and (i), and shall be subject to all of the requirements contained in subparagraphs (a), (b), (c), (d), (e) and (h) below:

(a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains.

(b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time not less than 1 year, (except in the event of a Change in Control or other similar transaction or event, Retirement, death or disability of the Participant, if the Committee shall so determine) commencing with the Date of Grant and ending on the last date of the Performance Period (as shall be determined by the Committee at the time of grant).

(c) Any grant of Performance Shares or Performance Units shall specify Performance Goals which, if achieved, will result in payment or early payment of all or a portion of the award.

(d) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Performance Goals below which no payment will be made.

(e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units which have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives, except that, as to Participants to whom Section 22(b) applies, said payment shall be made in Common Shares.

(f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

(g) The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof which shall be subject to the same Performance Goals, and if declared in cash, shall be held in a notional cash account to be distributed where appropriate, in cash without interest, or as to Participants to whom Section 22(b) applies, in Common Shares equal in value to said cash account at the time of distribution.

(h) Each grant of Performance Shares or Performance Units shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant, which agreement shall state that such Performance Shares or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(i) Any grant of Performance Shares or Performance Units may provide for appropriate adjustments to Performance Goals and awards or deemed achievement thereof, in the event of a Change in Control, Retirement, death or disability of the Participant, or other similar transaction or event during the Performance Period; provided, however, that any such adjustments shall be subject to the definition of Performance Goals contained in Section 2 of this Plan as to any Restricted Employee.

9. Share Equivalent Units.  The Committee may also authorize the grant of Share Equivalent Units to a Participant hereunder, subject to the following terms and conditions:

(a) Each grant shall specify the number of Share Equivalent Units to which it pertains.

(b) Share Equivalent Units allocated to a Participant shall be credited to a ledger account established and maintained for such Participant on the books and records of the Corporation. Such ledger account, including units credited thereto, shall be bookkeeping entries only and shall not require the Corporation to segregate or otherwise earmark or reserve assets. No Common Shares shall be issued or issuable at the time units are credited to a ledger account established hereunder.

During any period in which Share Equivalent Units are credited to a ledger account, the Committee may provide (i) that an amount equal to the dividends payable with respect to Common Shares represented by units credited to such account shall be credited as of each dividend payment date, and/or (ii) that any stock dividend, stock split or other recapitalization shall be reflected in the credits made to such ledger account. Any such ledger account shall be subject to the same restrictions as the Share Equivalent Units.

(c) Share Equivalent Units allocated to a Participant shall be distributable in accordance with the terms and conditions imposed by the Committee. When any such unit is or becomes distributable, the affected Participant shall be entitled to receive a distribution from the Corporation in such form, which may include Common Shares, with or without legends, Restricted Stock, cash or a combination thereof, as the Committee shall determine, except that as to Participants to whom Section 22(b) applies, said distribution must be in Common Shares.

(d) The allocation of Share Equivalent Units to a ledger account shall not entitle a Participant to exercise the rights of a stockholder of the Corporation until the issuance of Common Shares with respect to such allocation.

(e) Unless otherwise provided by the Committee, if a Participant severs his or her employment, or ceases to serve as a Non-Employee Officer or Director with the Corporation and all Subsidiaries with Share Equivalent Units credited to his or her ledger account, the Participant shall forfeit all rights to said Share Equivalent Units, subject to the provisions of Section 15(b) below.

(f) The Committee may provide that a grant of Share Equivalent Units shall specify Performance Goals which, if achieved, will result in payment or early payment of the award.

(g) Each grant may provide that, in the event of a Change in Control or other similar transaction or event prior to satisfaction of the conditions for distribution of such Share Equivalent Awards, said conditions shall be deemed partially or fully satisfied.

10. Awards to Non-Employee Officers or Directors.  The Committee may also grant Restricted Shares, Option Rights and Share Equivalent Units to Non-Employee Officers or Directors.

Each such grant shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to the grantee and shall contain such terms and provisions, consistent with the provisions of this Plan relevant to the type of grant or award made, as the Committee may approve.

11. Other Awards.  The Committee shall have the authority to specify the terms and provisions of other equity-based or equity-related awards not described above (“Other Awards”) which the Committee determines to be consistent with the purpose of the Plan and the interests of the Corporation, which awards may provide for the acquisition or future acquisition of Common Shares by Participants, and in the case of Participants to whom Section 22(b) applies, said awards shall be made only in Common Shares.

12. Transferability.

(a) No Option Right, Appreciation Right or other derivative security (which shall not include incentive stock options or any right to cash or to units which are not equity interests which shall not in any event be transferable) granted under the Plan shall be transferable by a Participant other than (i) to a Family Member, (ii) to a trust for the sole benefit of Family Members, (iii) to a family partnership for the sole benefit of Family Members, or (iv) to an entity which is exempt from federal income taxes pursuant to Section 501(c)(3) of the Code; provided, however, that said transfer shall be made (A) by execution and delivery of a Beneficiary Designation Form provided by the Company, or if none, by will or the laws of descent and distribution, or (B) if inter vivos, only upon the written approval of the Corporation’s Chief Financial Officer or Vice President with responsibility for compensation and benefits. Except as otherwise determined by the Committee, Option Rights, Appreciation Rights, and other awards shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative, or by the person or entity to whom a transfer has been permitted pursuant to the preceding sentence. No transfers shall be permitted in any event for tangible consideration paid to the Participant or prior transferee.

(b) The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or Share Equivalent Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

13. Adjustments.  The Committee may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, Performance Shares, Share Equivalent Units and Other Awards granted hereunder, in the prices per share applicable to such awards and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Similar adjustments shall be made automatically, on a purely mathematical basis, in the event of a stock dividend or stock split. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 13. A similar adjustment shall be made automatically to the number of shares specified in Section 3 of this Plan in the event of a stock dividend or stock split.

14. Change in Control.  For purposes of this Plan, a “Change in Control” shall mean if at any time any of the following events shall have occurred:

(a) The Corporation is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Shares immediately prior to such transaction;

(b) The Corporation sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Shares immediately prior to such sale or transfer;

(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 12(d)(3) or Section 13(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the Voting Shares;

(d) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

(e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s shareholders, of each Director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the Directors of the Corporation then still in office who were Directors of the Corporation at the beginning of any such period.

(f) Notwithstanding the foregoing provisions of Section 13(c) and (d) above, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Corporation, (B) a Subsidiary, (C) any Corporation-sponsored employee stock ownership plan or other employee benefit plan of the Corporation or (D) any employee of the Corporation or a Subsidiary, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Shares, whether in excess of 30% or otherwise, or because the Corporation reports that a change of control of the Corporation has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change in control of any Subsidiary.

(g) Notwithstanding the foregoing provisions of this Section 14, if prior to any event described in paragraphs (a), (b), (c) or (d) of this Section 14 instituted by any person who is not an officer or director of the Corporation, or prior to any disclosed proposal instituted by any person who is not an officer or director of the Corporation which could lead to any such event, management or the Board proposes any restructuring of the Corporation which ultimately leads to an event described in paragraphs (a), (b), (c) or (d) of this Section 14 pursuant to such management or Board proposal, then a “Change in Control” shall not be deemed to have occurred for purposes of this Plan.

15. Other Provisions Applicable to Long-Term Incentives.

(a) The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash based on Market Value per Share on the date of settlement.

(b) Any grant or award issued pursuant to Sections 4 through 11 above may provide that, in case of termination of employment or service by reason of death, disability or Retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units, or Share Equivalent Units which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 12(b) of this Plan, the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units or Share Equivalent Units will be deemed to have been fully earned or the time when such transfer restriction will terminate may be accelerated, or in lieu of such a provision, that the Committee may provide for such acceleration after the fact, in its discretion, or that any other limitation or requirement under any such award may be waived; provided, however, that any such action by the Committee with respect to the restriction period otherwise applicable to Option Rights will only be effective after approval of the Board in each case.

PROVISIONS RELATING TO ANNUAL INCENTIVE AWARDS (SECTIONS 16-19)

16. Participants.  The Restricted Employees of the Company and/or its Subsidiaries may also participate in the Company’s annual incentive compensation plan as the same exists from time to time (the “Annual Incentive Award” program). To the extent that they so participate, the Restricted Employees shall be subject to the provisions of these Sections 16 through 19. Any Restricted Employee whose active employment commences after the first day of a Plan Year will be eligible to earn an Annual Incentive Award which is based on Base Compensation earned during active employment in said Plan Year.

17. Calculation of Annual Incentive Award.

(a) Each Restricted Employee who is entitled to receive an Annual Incentive Award for a Plan Year pursuant to Section 16 shall receive a cash payment after the end of said Plan Year which is a percentage of his or her Base Compensation determined by the degree of achievement of the Performance Goals established by the Committee and communicated to the Restricted Employee within the first ninety (90) days of the Plan Year. The determination of the level of said achievement will be certified by the Committee prior to the distribution of any Award, and will be final. The Performance Goals will relate to one or more Business Criteria.

(b) The Committee will assign varying weights to the achievement of multiple Performance Goals where applicable, which, with the Performance Goals themselves shall be intended to reflect the role, responsibility, impact and organizational relationships of each Restricted Employee.

(c) The Committee may determine, in its sole discretion that notwithstanding the achievement of stated Performance Goals, the amount of any Annual Incentive Award may be reduced (but not increased).

18. Payment of Annual Incentive Award.  The Annual Incentive Award shall be paid to all Restricted Employees no later than 75 days after the close of the Plan Year, in cash, unless the Restricted Employee has made a valid election to defer said award pursuant to the terms of any applicable deferred compensation plan maintained by the Corporation. Payment shall be made from the Corporation’s general assets; no trust fund shall be established for purposes of funding said payments. The Annual Incentive Award may not be assigned, transferred, mortgaged or hypothecated prior to actual receipt, except for any assignment to secure a debt to the Corporation itself, and any such attempt will be null and void.

19. Termination of Employment Prior to Year End; Change of Control.

(a) The Annual Incentive Award will not be paid for a Restricted Employee who voluntarily terminates employment, or whose employment is terminated by the Corporation or Subsidiary, prior to the date of payment of the award, which shall in no event be subsequent to March 15 of the following calendar year

(other than as a consequence of job elimination subsequent to the end of the year but prior to the date of payment); provided, however, that a pro rata award will nonetheless be paid if termination follows a Change of Control as discussed in subparagraph (b) below. Said prorated award will be calculated by inserting the actual amount of Base Compensation received by the Restricted Employee during the Plan Year in which termination occurs in the formula provided for in paragraph 18 above, and based on the assumption that the Performance Goals have been achieved in said Plan Year.

(b) In the event of a Change of Control of the Corporation, any Annual Incentive Award for the Plan Year (or portion thereof during which a Restricted Employee remains employed, if applicable) in which said Change of Control occurs will be paid to the Restricted Employee regardless of whether he remains employed by the Corporation subsequent to said Change of Control, which is no less than an amount based on the assumption that the Performance Goals have been achieved and on Base Compensation actually earned through the date of the Change in Control. This provision of the Plan may not be amended during the Plan Year in which a Change of Control occurs. The authority to amend the definition of Change of Control provided for in said Section 14 shall be exercised, for purposes of this Plan only, by the Committee. Payment of the Annual Incentive Award under these circumstances shall be made no later than the earlier of (i) thirty (30) days after termination of employment following the Change of Control or (ii) the normal date of payment for said award.

(c) Notwithstanding subparagraphs (a) and (b) above, if a Restricted Employee is a party to an individual agreement providing for severance benefits upon a Change in Control or termination of employment which include payments based on Annual Incentive Awards, the provisions of said agreement shall control.

GENERAL PROVISIONS

20. Withholding Taxes.  To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. The Corporation and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

21. Participation by Employees and Other Providers of Services to Designated Subsidiaries.  As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of, or other provider of services to, a Designated Subsidiary, whether or not such Participant is also employed by or provides services to the Corporation or another Subsidiary, the Committee may require such Designated Subsidiary to agree to transfer to such person (when, as and if provided for under this Plan and any applicable agreement entered into with any such person pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation, upon receipt by such Designated Subsidiary of any consideration then otherwise payable by such Participant to the Corporation. Any such award shall be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Committee and such Designated Subsidiary. All such Common Shares so delivered by or to a Designated Subsidiary shall be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to such Designated Subsidiary, except for purposes of the definition of “Board” and except in other cases where the context otherwise requires.

22. Foreign Employees and Providers of Services; Specific Provisions for United Kingdom.

(a) In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by or provide services to the Corporation or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

(b) The purpose of this subparagraph (b) is to revise those provisions of the Plan which are required to be revised in order for grants made under the Plan, and communications concerning those grants, to be made pursuant to an “employee share scheme” and thereby to be exempt from provisions of the Financial Services and Markets Act 2000 (United Kingdom), with respect solely to grants made to residents of the United Kingdom. This subparagraph (b) shall not apply to any other grants made under the Plan.

(i)	Restricted Availability of Grants. Any grants made pursuant to this subparagraph (b) shall be made only to officers and employees of the group of companies of which the Company is a member, and shall be payable only in Common Shares of the Company’s stock.

(ii)	Definition of Family Member. For purposes of grants made pursuant to this subparagraph (b), “Family Members” shall mean a Participant’s children and step-children under the age of eighteen, spouses and surviving spouses.

(iii)	Inapplicability of Certain Provisions of Plan. For purposes of grants made pursuant to this subparagraph (b), subparagraph (l) of Section 4, and the entireties of Sections 10, 16, 17, 18, 19 and 23 of the Plan are not applicable to said grants.

(iv)	Incorporation of Remaining Plan Provisions. With the exception of the provisions noted above, the provisions of the Plan will apply or be available to all grants made pursuant to this subparagraph (b).

23. Election to Defer Awards.  The Committee also may permit Participants to elect to defer (a) the issuance of Common Shares, other than upon exercise of Options or of Stock Appreciation Rights, or (b) the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for the purposes of this Plan. The Committee also may provide that deferred settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

24. Administration of the Plan.

(a) This Plan shall be administered by a Committee of the Board (or subcommittee thereof), consisting of not less than three Directors appointed by the Board who meet the standards for independence established for purposes of Section 162(m) of the Code and with respect to compensation committees pursuant to the then applicable rules of the Securities Exchange Commission and any stock exchange upon which the Common Shares are traded. A majority of the Committee (or subcommittee thereof) shall constitute a quorum, and the action of the members of the Committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee thereof). Until subsequent action of the Board, the Committee shall be the Management Compensation and Benefits Committee of the Board.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Performance Units, Share Equivalent Units, Other Awards or

Annual Incentive Awards and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

25. Amendments, Etc.

(a) The Committee may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Shares are traded or quoted shall not be effective unless and until such approval has been obtained, and provided further that the restrictions of Sections 4(f) and (g) and 5(i) may not be amended without the approval of the shareholders of the Corporation. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Corporation’s authority to offer similar or dissimilar benefits under plans that do not require shareholder approval.

(b) The Committee may, with the concurrence of an affected Participant, cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of such cancellation, subject to the provisions of Sections 4(g) and 5(i) the Committee may authorize the granting of new Option Rights or other awards hereunder (which may or may not cover the same number of Common Shares which had been the subject of the prior award) in such manner, at such option price, and subject to such other terms, conditions and discretion as would have been applicable under this Plan had the cancelled Option Rights or other award not been granted.

(c) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

(d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor shall it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

26. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the shares of Common Stock that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i)	In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and

(ii)	In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(c) Notwithstanding any provision of this Plan to the contrary, to the extent an award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change of Control and such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change of Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

27. Termination. No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Corporation, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed effective April 25, 2006.

CHOICEPOINT INC.

By:	/s/ STEVEN W. SURBAUGH
Title:	Chief Administrative Officer

FIRST AMENDMENT

TO THE

CHOICEPOINT INC.

2006 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT is made this 25th day of April, 2006, by CHOICEPOINT INC., a Georgia corporation (the “Company”), to the CHOICEPOINT INC. 2006 OMNIBUS INCENTIVE PLAN (the “Plan”).

WHEREAS, the Company has previously adopted the Plan, and pursuant to Section 25 thereof, has authorized the Management Compensation and Benefits Committee of the Company’s Board of Directors (the “Committee”) to amend the Plan; and,

WHEREAS, the Committee deems it desirable to amend the Plan as reflected below;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.

Section 2 of the Plan is hereby amended by deleting the definition of “Change in Control” contained in said section and replacing it with the following:

“Change in Control” (also referred to herein as ‘Change of Control’) shall have the meaning provided in Section 14 of this Plan.”

2.

Section 8(b) of the Plan is hereby amended to read as follows:

“The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time not less than 1 year, (except in the event of a Change in Control or other similar transaction or event, Retirement, death or disability of the Participant, if the Committee shall so determine), as shall be determined by the Committee at the time of grant.”

3.

Section 11 of the Plan is hereby amended by adding the following sentence to the end of said section:

“Common Shares which are the subject of Other Awards granted under this section shall not represent more than five per cent (5%) of the initially authorized Common Shares available for grants pursuant to the Plan, as said number may be adjusted by amendment or pursuant to the provisions of Section 13 hereof.”

4.

Section 19 of the Plan is hereby amended by changing the title to read as follows:

“Termination of Employment Prior to Payment Date; Change of Control.”

5.

The remaining provisions of the Plan are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company has executed this First Amendment as directed by the Committee, effective the date first above noted.

CHOICEPOINT INC.

By:	/s/ STEVEN W. SURBAUGH
Title:	Chief Administrative Officer

SECOND AMENDMENT

TO THE CHOICEPOINT INC.

2006 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT is made this 1st day of February 1, 2007, by CHOICEPOINT INC., a Georgia corporation (the “Company”), to the CHOICEPOINT INC. 2006 OMNIBUS INCENTIVE PLAN, which has been previously amended (the “Plan”).

WHEREAS, the Company has previously adopted the Plan, and pursuant to Section 25 thereof, Company’s Management Compensation and Benefits Committee (the “Committee”) has the authority to amend the Plan, subject in certain cases to the approval of the Company’s shareholders; and,

WHEREAS, the Committee deems it desirable to amend the Plan as reflected below;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of February 1, 2007:

1.

Section 13 of the Plan is hereby amended by deleting said section in its entirety and replacing it with the following Section 13:

13. Adjustments. The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, Performance Shares, Share Equivalent Units and Other Awards granted hereunder, in the prices per share applicable to such awards and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction, equity restructuring or event having an effect similar to any of the foregoing. Similar adjustments shall be made automatically, without Committee action, on a purely mathematical basis, in the event of a stock dividend or stock split. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. Notwithstanding the foregoing provisions of this Section 13, no such adjustments shall be made to any “incentive stock option” within the meaning of Section 422 of the Code if such adjustment would result in the loss of its status as such an “incentive stock option.” The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 13. A similar adjustment shall be made automatically to the number of shares specified in Section 3 of this Plan in the event of a stock dividend or stock split.

2.

Subsection (f) of Section 14 of the Plan is hereby amended by deleting the phrase “provisions of Section 13(c) and (d) above” from the first line of said subsection and replacing it with “provisions of Section 14(c) and (d) above.”

3.

Section 20 of the Plan is hereby amended by deleting the last sentence of said section.

4.

Subsection (c) of Section 26 of the Plan is hereby amended by deleting said subsection in its entirety and replacing it with the following subsection (c):

(c) Notwithstanding any provision of this Plan to the contrary, to the extent an award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change of Control and such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change of Control or any other provision of this Plan, payment will not be made (to the extent necessary to comply with the provisions of Section 409A of the Code) to the Participant prior to the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

5.

The remaining provisions of the Plan are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company has executed this Second Amendment as directed by the Committee.

CHOICEPOINT INC.

By:	/s/ STEVEN W. SURBUAGH
Title:	EVP and Chief Administrative Officer

THIRD AMENDMENT

TO THE CHOICEPOINT INC.

2006 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT is made this              day of                         , 2007, by CHOICEPOINT INC., a Georgia corporation (the “Company”), to the CHOICEPOINT INC. 2006 OMNIBUS INCENTIVE PLAN (the “Plan”), as approved by the Company’s shareholders at the annual meeting thereof on May 1, 2007;

WHEREAS, the Company has previously adopted the Plan, and pursuant to Section 25 thereof, has authorized the Management Compensation and Benefits Committee of the Company’s Board of Directors (the “Committee”) to amend the Plan; and,

WHEREAS, the Committee deems it desirable to amend the Plan as reflected below, and has received the approval of the Company’s shareholders therefor;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date of shareholder approval hereof:

1.

Subsections (a) and (c) of Section 3 of the Plan are hereby amended to replace the number “1,500,000” with the number “2,700,000.”

2.

Subsection (a) of Section 3 of the Plan is hereby amended to replace the number “200,000” with the number “450,000.”

3.

The remaining provisions of the Plan are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company has executed this Third Amendment as directed by the Committee and approved by its shareholders.

CHOICEPOINT INC.

By:
Title:

PROXY

CHOICEPOINT INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE CHOICEPOINT BOARD OF DIRECTORS.

The undersigned hereby appoints Derek V. Smith, Douglas C. Curling, and David W. Davis and each of them, to act, with or without the other and with full power of substitution and revocation, as proxies to appear and vote on behalf of the undersigned at the Annual Meeting of Shareholders of ChoicePoint Inc. to be held on May 1, 2007 at 10:00 a.m. local time, and at any adjournment or postponement thereof, for the following purposes:

(continued on other side)

FOLD AND DETACH HERE

Please mark your votes as indicated in this example.	☒

		FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below.		FOR	AGAINST	ABSTAIN

1.	Election of Directors	☐	☐	2. Proposal to amend the Company’s Articles of Incorporation and the Amended and Restated Bylaws to provide for majority voting for directors in uncontested elections.	☐	☐	☐
01. Ray M. Robinson for a term to expire in 2008
02. Derek V. Smith for a term to expire in 2008
03 M. Anne Szostak for a term to expire in 2008

				3. Proposal to approve an amendment to the ChoicePoint Inc. 2006 Omnibus Incentive Plan to increase the shares available for grant from 1,500,000 to 2,700,000.	☐	☐	☐

				4. Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants for ChoicePoint for the year ending December 31, 2007.	☐	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) immediately below.)				5. In their discretion, upon such other matters in connection with the foregoing or otherwise as may properly come before the meeting and any adjournment or postponement thereof; all as set forth in the Notice of Annual Meeting of Shareholders and the Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF THE ABOVE-NAMED NOMINEES AND FOR EACH OF THE ABOVE MATTERS.

	YES	NO
Do you plan to attend the Annual Meeting of Shareholders?	☐	☐

Signature(s) __________________________________________________________________  Date: ___________________ , 2007

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s).

FOLD AND DETACH HERE

DETACH CARD

Please detach proxy at perforation before mailing.

YOU MAY ALSO VOTE BY TELEPHONE OR THE INTERNET.

If you are voting by telephone or the Internet, please do not mail your proxy.

Vote By Telephone Call Toll-Free using a Touch Tone telephone 1-800-652-VOTE (8683)	Vote By Internet Access the Web site at www.investorvote.com	Vote By Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on April 30, 2007,

to be counted in the final tabulation. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned your proxy card.

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Vote By Telephone

Have your proxy card available when you call the Toll-Free number 1-800-652-VOTE (8683) using a Touch-Tone telephone. Follow the simple prompts to record your vote.

Vote By Internet

Have your proxy card available when you access the Web site www.investorvote.com. Follow the simple prompts to record your vote.

Vote By Mail

Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Corporate Election Service.

To Change Your Vote

Any timely subsequent vote by any of the means described above or by voting in person at the Annual Meeting will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 11:59 p.m. Eastern Daylight Time, April 30, 2007, will be the vote counted. You may also revoke your proxy by voting in person at the Annual Meeting.